                                                                 EXHIBIT 4.14(a)


                                  Attachment 1




================================================================================

                                  $300,000,000
                                    CONFORMED
                           FIVE-YEAR CREDIT AGREEMENT

                     dated as of November 5, 1999 as amended
                          through the Fourth Amendment

                            dated as of July 17, 2001

                                      among


                              INTERMET CORPORATION,

                           THE LENDERS LISTED HEREIN,


                             THE BANK OF NOVA SCOTIA

                             as Administrative Agent


                               BANK ONE, MICHIGAN
                              as Syndication Agent

                                       and

                                  SUNTRUST BANK
                             as Documentation Agent


================================================================================

                                TABLE OF CONTENTS

                                                                                        PAGE

ARTICLE I.        DEFINITIONS; CONSTRUCTION.................................................1

        Section 1.01.     Definitions.......................................................1

        Section 1.02.     Accounting Terms and Determination...............................22

        Section 1.03.     Other Definitional Terms.........................................23

        Section 1.04.     Exhibits and Schedules...........................................23

ARTICLE II.       SYNDICATED LOANS, SWINGLINE LOANS AND LETTERS OF CREDIT..................23

        Section 2.01.     Commitments; Use of Proceeds.....................................23

        Section 2.02.     Notes; Repayment of Principal....................................24

        Section 2.03.     Voluntary Reduction of Commitments...............................24

        Section 2.04.     Letter of Credit Facility........................................24

        Section 2.05.     Notice of Issuance of Letter of Credit; Agreement to Issue.......24

        Section 2.06.     Payment of Amounts drawn under Letters of Credit.................25

        Section 2.07.     Payment by Lenders...............................................26

        Section 2.08.     Swingline Loans..................................................26

ARTICLE III.      GENERAL LOAN AND LETTER OF CREDIT TERMS..................................28

        Section 3.01.     Funding Notices/Notices of Outstanding Loans.....................28

        Section 3.02.     Disbursement of Funds............................................29

        Section 3.03.     Interest.........................................................30

        Section 3.04.     Interest Periods.................................................31

        Section 3.05.     Fees.............................................................32

        Section 3.06.     Voluntary and Mandatory Prepayments of Borrowings................32

        Section 3.07.     Payments Mandatory Reduction of Commitments, etc.................34

        Section 3.08.     Interest Rate Not Ascertainable, etc.............................36

        Section 3.09.     Illegality.......................................................36

        Section 3.10.     Increased Costs..................................................37

        Section 3.11.     Lending Offices..................................................39

        Section 3.12.     Funding Losses...................................................39

        Section 3.13.     Assumptions Concerning Funding of Eurodollar Advances............39

        Section 3.14.     Apportionment of Payments........................................40

        Section 3.15.     Sharing of Payments, Etc.........................................40

                                TABLE OF CONTENTS
                                  (continued)

                                                                                        PAGE

        Section 3.16.     Benefits to Guarantors...........................................40

        Section 3.17.     Limitation on Certain Payment Obligations........................40

        Section 3.18.     Letter of Credit Obligations Absolute............................41

        Section 3.19.     Failure to Maintain Minimum Required Rating......................42

ARTICLE IV.       CONDITIONS TO BORROWINGS/FOURTH AMENDMENT DATE...........................42

        Section 4.01.     Conditions Precedent to Fourth Amendment Date....................42

        Section 4.02.     Conditions to All Loans and Letters of Credit....................45

ARTICLE V.        REPRESENTATIONS AND WARRANTIES...........................................46

        Section 5.01.     Corporate Existence; Compliance with Law.........................46

        Section 5.02.     Corporate Power; Authorization...................................46

        Section 5.03.     Enforceable Obligations..........................................46

        Section 5.04.     No Legal Bar.....................................................46

        Section 5.05.     No Material Litigation or Investigations.........................46

        Section 5.06.     Investment Company Act, Etc......................................47

        Section 5.07.     Margin Regulations...............................................47

        Section 5.08.     Compliance With Environmental Laws...............................47

        Section 5.09.     Insurance........................................................48

        Section 5.10.     No Default.......................................................48

        Section 5.11.     No Burdensome Restrictions.......................................48

        Section 5.12.     Taxes............................................................48

        Section 5.13.     Subsidiaries.....................................................48

        Section 5.14.     Financial Statements.............................................48

        Section 5.15.     ERISA............................................................49

        Section 5.16.     Patents, Trademarks, Licenses, Etc...............................50

        Section 5.17.     Ownership of Property............................................50

        Section 5.18.     Financial Condition..............................................50

        Section 5.19.     Labor Matters....................................................51

        Section 5.20.     Payment or Dividend Restrictions.................................51

        Section 5.21.     Disclosure.......................................................51

        Section 5.22.     Security Documents...............................................51

                                TABLE OF CONTENTS
                                  (continued)

                                                                                        PAGE

ARTICLE VI.       AFFIRMATIVE COVENANTS....................................................51

        Section 6.01.     Corporate Existence, Etc.........................................51

        Section 6.02.     Compliance with Laws, Etc........................................52

        Section 6.03.     Payment of Taxes and Claims, Etc.................................52

        Section 6.04.     Keeping of Books.................................................52

        Section 6.05.     Visitation, Inspection, Etc......................................52

        Section 6.06.     Insurance; Maintenance of Properties.............................52

        Section 6.07.     Reporting Covenants..............................................53

        Section 6.08.     Financial Covenants..............................................56

        Section 6.09.     Notices Under Certain Other Indebtedness.........................58

        Section 6.10.     Additional Credit Parties and Collateral.........................58

        Section 6.11.     Mortgages........................................................59

        Section 6.12.     Foreign Pledges..................................................60

        Section 6.13.     Control Agreements...............................................60

ARTICLE VII.      NEGATIVE COVENANTS.......................................................60

        Section 7.01.     Indebtedness.....................................................60

        Section 7.02.     Liens............................................................61

        Section 7.03.     Mergers, Acquisitions, Divestitures..............................62

        Section 7.04.     Asset Sales......................................................63

        Section 7.05.     Dividends, Etc...................................................64

        Section 7.06.     Investments, Loans, Etc..........................................65

        Section 7.07.     Sale and Leaseback Transactions..................................66

        Section 7.08.     Transactions with Affiliates.....................................66

        Section 7.09.     Prepayments of Subordinated Debt in Violation Thereof............66

        Section 7.10.     Changes in Business..............................................66

        Section 7.11.     Limitation on Payment Restrictions Affecting Consolidated
                          Companies........................................................67

        Section 7.12.     Actions Under Certain Documents..................................67

        Section 7.13.     Fiscal Year......................................................67

        Section 7.14.     Deposit Accounts.................................................67

        Section 7.15.     Receivables Facility.............................................67

                                TABLE OF CONTENTS
                                  (continued)

                                                                                        PAGE

        Section 7.16.     Foreign Holding Companies........................................68

ARTICLE VIII.     EVENTS OF DEFAULT........................................................68

        Section 8.01.     Payments.........................................................68

        Section 8.02.     Covenants Without Notice.........................................68

        Section 8.03.     Other Covenants..................................................68

        Section 8.04.     Representations..................................................68

        Section 8.05.     Non-Payments of Other Indebtedness...............................68

        Section 8.06.     Defaults Under Other Agreements..................................69

        Section 8.07.     Bankruptcy.......................................................69

        Section 8.08.     ERISA............................................................70

        Section 8.09.     Money Judgment...................................................70

        Section 8.10.     Ownership of Credit Parties......................................70

        Section 8.11.     Change in Control of the Borrower................................71

        Section 8.12.     Default Under Other Credit Documents.............................71

        Section 8.13.     Attachments......................................................71

        Section 8.14.     Default Under the Term Loan Agreement............................71

        Section 8.15.     Impairment of Security, etc......................................71

ARTICLE IX.       THE ADMINISTRATIVE AGENT.................................................72

        Section 9.01.     Appointment of Administrative Agent..............................72

        Section 9.02.     Authorization of Administrative Agent with Respect to the
                          Security Documents...............................................72

        Section 9.03.     Nature of Duties of Administrative Agent.........................73

        Section 9.04.     Lack of Reliance on the Administrative Agent.....................73

        Section 9.05.     Certain Rights of the Administrative Agent.......................73

        Section 9.06.     Reliance by Administrative Agent.................................74

        Section 9.07.     Indemnification of Administrative Agent..........................74

        Section 9.08.     The Administrative Agent in its Individual Capacity..............74

        Section 9.09.     Holders of Notes.................................................74

        Section 9.10.     Successor Administrative Agent...................................75

        Section 9.11.     Other Agents.....................................................75

        Section 9.12.     Exculpation......................................................75

                                TABLE OF CONTENTS
                                  (continued)

                                                                                        PAGE

        Section 9.13.     Defaults.........................................................76

ARTICLE X.        MISCELLANEOUS............................................................76

        Section 10.01.    Notices..........................................................76

        Section 10.02.    Amendments, Etc..................................................76

        Section 10.03.    No Waiver; Remedies Cumulative...................................77

        Section 10.04.    Payment of Expenses, Etc.........................................77

        Section 10.05.    Right of Setoff..................................................79

        Section 10.06.    Benefit of Agreement.............................................79

        Section 10.07.    Governing Law; Submission to Jurisdiction; Waiver of Jury
                          Trial............................................................82

        Section 10.08.    Independent Nature of Lenders' Rights............................83

        Section 10.09.    Counterparts.....................................................83

        Section 10.10.    Effectiveness; Survival..........................................83

        Section 10.11.    Severability.....................................................84

        Section 10.12.    Independence of Covenants........................................84

        Section 10.13.    Change in Accounting Principles, Fiscal Year or Tax Laws.........84

        Section 10.14.    Headings Descriptive; Entire Agreement...........................84

        Section 10.15.    References to Existing Loan Agreement............................84

                                    SCHEDULES
                                    ---------

SCHEDULE 1            Commitments
SCHEDULE 1.01         Pricing Schedule
SCHEDULE 5.01         Organization and Ownership of Subsidiaries
SCHEDULE 5.01(a)      Lack of Qualification
SCHEDULE 5.02         Authorization
SCHEDULE 5.05         Certain Pending and Threatened Litigation
SCHEDULE 5.08         Environmental Matters
SCHEDULE 5.11         Burdensome Restrictions
SCHEDULE 5.12         Tax Filings and Payments
SCHEDULE 5.15         Employee Benefit Matters
SCHEDULE 5.16         Patent, Trademark, License, and Other Intellectual Property Matters
SCHEDULE 5.17         Ownership of Properties
SCHEDULE 5.20         Dividend Restrictions
SCHEDULE 7.01         Existing Indebtedness
SCHEDULE 7.02         Existing Liens
SCHEDULE 7.06         Existing Investments
SCHEDULE 7.07         Permitted Sale and Leaseback Transactions
SCHEDULE 10.01        Notice Information

                                    EXHIBITS
                                    --------

EXHIBIT A             -      Form of Revolving Credit Note
EXHIBIT B             -      Form of Swingline Note
EXHIBIT C             -      Form of Letter of Credit Application
EXHIBIT D-1           -      Form of Notice of Borrowing
EXHIBIT D-2           -      Form of Notice of Conversion/Continuation
EXHIBIT D-3           -      Form of Notice of Outstanding Loans
EXHIBIT E-1           -      Form of Guaranty Agreement
EXHIBIT E-2           -      Form of Borrower Pledge and Security Agreement
EXHIBIT E-3           -      Form of Subsidiary Pledge and Security Agreement
EXHIBIT F             -      Form of Closing Certificate
EXHIBIT G-1           -      Form of Opinion of Honigman Miller Schwartz and Cohn LLP
EXHIBIT G-2           -      Form of Opinion of Foley & Lardner
EXHIBIT G-3           -      Form of Opinion of Kilpatrick Stockton LLP
EXHIBIT G-4           -      Form of Opinion of Mayer, Brown & Platt
EXHIBIT G-5           -      Form of Opinion of Local Real Estate Counsel
EXHIBIT H             -      Form of Assignment and Acceptance
EXHIBIT I             -      Form of Compliance Certificate
EXHIBIT J             -      Form of Mortgage
EXHIBIT K             -      Form of Control Agreement

                                  $300,000,000
                               CONFORMED FIVE YEAR
                                CREDIT AGREEMENT


        THIS $300,000,000 CONFORMED FIVE YEAR CREDIT AGREEMENT made and entered into as of November 5, 1999 as amended through the Fourth Amendment dated as of July 17, 2001, by and among INTERMET CORPORATION, a Georgia corporation (the "Borrower"), THE BANK OF NOVA SCOTIA, a Canadian chartered bank ("Scotia Capital"), acting through its Atlanta Agency, the other banks and lending institutions listed on the signature pages hereof, and any assignees of Scotia Capital, or such other banks and lending institutions which become "Lenders" as provided herein (Scotia Capital, and such other banks, lending institutions, and assignees referred to collectively herein as the "Lenders"), Scotia Capital in its capacities as administrative agent and collateral agent for the Lenders and each successor agent for such Lenders as may be appointed from time to time pursuant to Article IX hereof (the "Administrative Agent"), BANK ONE, MICHIGAN, as Syndication Agent, SUNTRUST BANK ("SunTrust"), as Documentation Agent, COMERICA BANK, as Managing Agent, and THE BANK OF NEW YORK, HARRIS TRUST AND SAVINGS BANK and PNC BANK, NATIONAL ASSOCIATION, as Co-Agents (the Administrative Agent, the Syndication Agent, the Documentation Agent, the Managing Agent and the Co-Agents are herein referred to individually as an "Agent" and collectively as the "Agents").

               WHEREAS, the Borrower has requested, and the Administrative Agent and the other Agents and the Lenders have agreed, subject to the terms and conditions of this Agreement, to make available to the Borrower a revolving credit facility with a letter of credit subfacility and a swingline loan subfacility;

               NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower, the Lenders, the Administrative Agent and the other Agents agree, upon the terms and subject to the conditions set forth herein as follows:


                                   ARTICLE I.

                            DEFINITIONS; CONSTRUCTION

                SECTION 1.01. DEFINITIONS. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

               "Acquisition" shall mean any transaction, or any series of related transactions, by which the Borrower and/or any of its Subsidiaries directly or indirectly (a) acquires any ongoing business or all or substantially all of the assets of any Person or division thereof, whether through purchase of assets, merger or otherwise, (b) acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority in ordinary voting power of the securities of a Person which have ordinary voting power for the election of directors or (c) otherwise acquires control of a 50% or more ownership interest in any such Person.

               "Adjusted LIBO Rate" shall mean, with respect to each Interest Period for a Eurodollar Advance, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

                  Adjusted LIBO Rate =         LIBOR
                                               ------------------------
                                               1.00 - LIBOR Reserve Percentage

As used herein, LIBOR Reserve Percentage shall mean, for any Interest Period for a Eurodollar Advance, the reserve percentage (expressed as a decimal) equal to the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D).

               "Administrative Agent" shall have the meaning set forth in the preamble.

               "Advance" shall mean any principal amount advanced and remaining outstanding at any time under (i) the Syndicated Loans, which Advances shall be made or outstanding as Base Rate Advances or Eurodollar Advances, as the case may be and (ii) the Swingline Loans, which Advances shall be made or outstanding as Base Rate Advances, including, in each case, amounts advanced under the Existing Loan Agreement.

               "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person.

               "Agent" or "Agents" shall have the meaning set forth in the preamble.

               "Agreement" shall mean this Conformed Five-Year Credit Agreement, as amended, modified, restated, or supplemented from time to time.

               "Applicable Commitment Fee Percentage" shall mean (a) prior to the Term Loan Payoff Date, (i) 0.500% through December 19, 2001, (ii) 0.750% from December 20, 2001 through June 19, 2002 and (iii) 1.000% thereafter, and
(b) from and after the Term Loan Payoff Date, the percentage determined from time to time according to the Pricing Grid on Schedule 1.01 based on the Borrower's ratio of Funded Debt to Consolidated EBITDA as of the end of each Fiscal Quarter, with any change to the Applicable Commitment Fee Percentage to be immediately effective on the 60th day of the next Fiscal Quarter thereafter provided, that if the Borrower fails to deliver its financial statements for any preceding Fiscal Quarter pursuant to Section 6.07 prior to the 60th day of the then-current Fiscal Quarter, the Applicable Commitment Fee Percentage shall be 1.00% until such financial statements are delivered.

               "Applicable Margin" shall mean with respect to all outstanding Eurodollar Advances and Letter of Credit Obligations (a) prior to the Term Loan Payoff Date, (i) 3.000% through December 19, 2001, (ii) 3.250% from December 20, 2001 through June 19, 2002 and (iii) 3.500% thereafter, and (b) from and after the Term Loan Payoff Date, the percentage determined from time to time according to the Pricing Grid on Schedule 1.01 based on the Borrower's ratio of Funded Debt to Consolidated EBITDA as of the end of each Fiscal Quarter, with any change to the Applicable Margin to be immediately effective on the 60th day of the next Fiscal Quarter thereafter, provided that if the Term Loan Payoff Date occurs during the period beginning on December 20, 2001 and ending on June 19, 2002, the Applicable Margin with respect to all outstanding Eurodollar Advances and Letter of Credit Obligations shall be increased by 0.250% over such percentage determined according to the Pricing Grid, and if the Term Loan Payoff Date does not occur before June 20, 2002, the Applicable Margin with respect to all outstanding Eurodollar Advances and Letter of Credit Obligations shall be increased by 0.500% over such percentage determined according to the Pricing Grid; and provided further, that if the Borrower fails to deliver its financial statements for any preceding Fiscal Quarter pursuant to Section 6.07 prior to the 60th day of the then-current Fiscal Quarter, the Applicable Margin with respect to Eurodollar Advances and Letter of Credit Obligations shall be 3.500% until such financial statements are delivered.

               "Asset Sale" shall mean any sale or other disposition (or a series of related sales or other dispositions), including without limitation, loss, damage, destruction or taking, by any Consolidated Company to any Person other than a Consolidated Company, of any property or asset (including Capital Securities but excluding the issuance and sale by the Borrower of its own Capital Securities) which together with all other Asset Sales after the Fourth Amendment Date have an aggregate Asset Value in excess of $1,000,000, other than sales or other dispositions made in the ordinary course of business of any Consolidated Company.

               "Asset Value" shall mean, with respect to any property or asset of any Consolidated Company as of any particular date, an amount equal to the greater of (i) the then book value of such property or asset as established in accordance with GAAP, and (ii) the then fair market value of such property or asset as determined in good faith by such Consolidated Company.

               "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee in accordance with the terms of this Agreement and substantially in the form of Exhibit H.

               "Bankruptcy Code" shall mean The Federal Bankruptcy Reform Act of 1978, as amended and in effect from time to time (11 U.S.C. Section 101 et seq.).

               "Base Rate" shall mean the higher of (with any change in the Base Rate to be effective as of the date of change of either of the following rates):

                  (a) the rate of interest then most recently established by the Administrative Agent in New York from time to time to be its base rate for Dollars loaned in the United States, as in effect from time to time, and

                  (b) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum.

The Administrative Agent's base rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers; the Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Administrative Agent's base rate.

               "Base Rate Advance" shall mean an Advance made or outstanding as
(i) a Syndicated Loan or Swingline Loan bearing interest based on the Base Rate, or (ii) an Advance bearing interest at the rate agreed upon between the Borrower and the Lenders pursuant to Section 3.08, Section 3.09 or Section 3.10.

               "Base Rate Margin" shall mean, with respect to all outstanding Base Rate Advances, (a) prior to the Term Loan Payoff Date, (i) 2.000% through December 19, 2001, (ii) 2.250% from December 20, 2001 through June 19, 2002 and
(iii) 2.500% thereafter, and (b) from and after the Term Loan Payoff Date, the percentage determined from time to time according to the Pricing Grid on
Schedule 1.01 based on the Borrower's ratio of Funded Debt to Consolidated EBITDA as of the end of each Fiscal Quarter, with any change to the Base Rate Margin to be immediately effective on the 60th day of the next Fiscal Quarter thereafter, provided that if the Term Loan Payoff Date occurs during the period beginning on December 20, 2001 and ending on June 19, 2002, the Base Rate Margin with respect to all outstanding Base Rate Advances shall be increased by an additional 0.250%, and if the Term Loan Payoff Date does not occur before June 20, 2002, the Base Rate Margin with respect to all outstanding Base Rate Advances shall be increased by an additional 0.500%; and provided further that if the Borrower fails to deliver its financial statements for any preceding Fiscal Quarter pursuant to Section 6.07 prior to the 60th day of the next Fiscal Quarter the Base Rate Margin with respect to Base Rate Advances shall be 2.500% until such financial statements are delivered.

               "Borrower" shall have the meaning set forth in the preamble.

               "Borrower Pledge and Security Agreement" shall mean the Borrower Pledge and Security Agreement, dated as of even date herewith, executed by the Borrower in favor of the Collateral Agent, for the benefit of the Secured Parties, substantially in the form of Exhibit E-2, as the same may be amended, restated or supplemented from time to time.

               "Borrowing" shall mean the incurrence by the Borrower under any Facility of Advances of one Type concurrently having the same Interest Period or the continuation or conversion of an existing Borrowing or Borrowings in whole or in part.

               "Business Day" shall mean:

               (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are required or authorized to close in Atlanta, Georgia or New York, New York; and

               (b) relative to the making, continuing, prepaying or repaying of any Eurodollar Advances, any day on which trading is carried on by and between banks in deposits of Dollars in the London interbank market.

               "Capital Expenditures" shall mean, for any period, the aggregate amount of all (a) expenditures of the Consolidated Companies for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures and
(b) Capitalized Lease Liabilities incurred by the Consolidated Companies during such period.

               "Capital Securities" shall mean, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital, whether now outstanding or issued after the Fourth Amendment Date.

               "Capitalized Lease Liabilities" means all monetary obligations of the Consolidated Companies under any leasing or similar arrangement which have been (or, in accordance with GAAP, should be) classified as capitalized leases, and for purposes of each Credit Document the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.

        "Cash Management Agreement" means any agreement between any Consolidated Company and any Lender or Affiliate of a Lender for the provision of treasury, depository, or cash management services or arrangements.

        "Cash Management Obligations" shall mean all obligations and liabilities of the Consolidated Companies owed to any Lender or any Affiliate of a Lender arising under or in connection with Cash Management Agreements, including but not limited to any fees and charges for such services or arrangements and any automated clearinghouse transfer of funds services or arrangements.

               "Change in Control of the Borrower" shall mean (i) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange
Act) shall become the "beneficial owner(s)" (as defined in said Rule 13d-3) of more than fifty percent (50%) of the shares of the outstanding Capital Securities of the Borrower entitled to vote for members of the Borrower's board of directors on a fully diluted basis, (ii) the individuals who are members of the board of directors of the Borrower on the Fourth Amendment Date (together with any new or replacement directors whose initial nomination for election was approved by a majority of the directors who were either directors on the Fourth Amendment Date or previously so approved) shall cease to constitute a majority of the board of directors of the Borrower, or (iii) any event or condition shall occur or exist which, pursuant to the terms of any Change in Control Provision, requires or permits the holder(s) of Indebtedness of any Consolidated Company to require that such Indebtedness be redeemed, repurchased, defeased, prepaid or repaid, in whole or in part, or the maturity of such Indebtedness to be accelerated in any respect.

               "Change in Control Provision" shall mean any term or provision contained in any indenture, debenture, note, or other agreement or document evidencing or governing Indebtedness of any Consolidated Company evidencing debt or a commitment to extend loans in excess of $5,000,000 which requires, or permits the holder(s) of such Indebtedness of such Consolidated Company to require that such Indebtedness of such Consolidated Company be redeemed, repurchased, defeased, prepaid or repaid, either in whole or in part, or the maturity of such Indebtedness of such Consolidated Company be accelerated in any respect, as a result of a change in ownership of the Capital Securities of such Consolidated Company or voting rights with respect thereto or a change in the composition of the board of directors of such Consolidated Company.

               "Closing Date" shall mean November 5, 1999.

               "Code" means the Internal Revenue Code of 1986, and the regulations, interpretations, rulings and procedures thereunder, in each case as amended, or otherwise modified from time to time.

               "Collateral" shall have the meaning set forth in the Security Documents.

               "Collateral Agent" shall mean Scotia Capital in its capacity as collateral agent for the Lenders and the other Secured Parties.

               "Commitment" shall mean, for any Lender at any time, the amount of such commitment set forth opposite such Lender's name on Schedule 1, as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to Section 2.03 or Section 3.07(a), any assignment thereof pursuant to Section 10.06, or any amendment thereof pursuant to Section 10.02.

               "Commitment Fee" shall have the meaning set forth in Section 3.05(a).

               "Compliance Certificate" shall mean a certificate described in
Section 6.07(c).

               "Consolidated Companies" shall mean, collectively, the Borrower and all of its Subsidiaries.

               "Consolidated EBITDA" shall mean, for any fiscal period of the Borrower, an amount equal to the sum for such fiscal period of (a) Consolidated Net Income (Loss) plus, (b) to the extent deducted in determining such Consolidated Net Income (Loss), (i) taxes based on income, (ii) Consolidated Interest Expense, (iii) depreciation expense, and (iv) amortization expense, plus (c) without duplication, the sum of the following items to the extent not included in Consolidated Net Income (Loss) for such period:

                  (1) the net income (or net loss) for such period of any Person which became a Subsidiary during such period (a "New Subsidiary");

                  (2) the net income (or net loss) derived during such period from the assets of any plants, divisions or business units acquired by any Consolidated Company during such period ("New Assets"); and

                  (3) the sum of the following items to the extent deducted in determining net income of any New Subsidiary or derived from any New Assets during such period: (w) taxes based on income, (x) Consolidated Interest Expense, (y) depreciation expense, and (z) amortization expense, minus (d) the sum of the following items to the extent included in determining Consolidated Net Income (Loss) for such period:

                  (1) the net income (or net loss) for such period of any Person which ceased to be a Subsidiary (other than due to merger or consolidation with another Consolidated Company) during such period (an "Old Subsidiary");

                  (2) the net income (or net loss) derived during such period from the assets of any plants, divisions or business units sold or otherwise disposed of by any Consolidated Company during such period ("Old Assets"); and

                  (3) the sum of the following items to the extent deducted in determining net income of any Old Subsidiary or derived from any Old Assets during such period: (w) taxes based on income, (x) Consolidated Interest Expense, (y) depreciation expense, and (z) amortization expense, all determined on a consolidated basis in accordance with GAAP, provided that the Borrower may add back to Consolidated EBITDA any non-cash charges incurred in connection with plant closings, restructurings and downsizings which do not exceed $30,000,000 in the aggregate.

               For the purposes of calculating any financial definitions based upon Consolidated EBITDA, the addition or subtraction of any other financial definitions to or from Consolidated EBITDA shall be calculated with appropriate adjustment for New Subsidiaries, New Assets, Old Subsidiaries and Old Assets as is consistent with this definition.

               "Consolidated Interest Expense" shall mean, for any fiscal period of the Borrower, total interest expense of the Consolidated Companies (including without limitation, interest expense portion attributable to Capitalized Lease Liabilities in accordance with GAAP, all commissions, discounts and other fees and charges owed with respect to bankers acceptance financing, and total interest expense (whether shown as interest expense or as loss and expenses on sale of receivables) under a receivables purchase facility) determined on a consolidated basis in accordance with GAAP.

               "Consolidated Net Income (Loss)" shall mean, for any fiscal period of the Borrower, the net income (or loss) of the Consolidated Companies on a consolidated basis for such period (taken as a single accounting period) determined in conformity with GAAP, but excluding therefrom (to the extent otherwise included therein) (i) any income or loss of any Person accrued prior to the date such Person becomes a Subsidiary of the Borrower or is merged into or consolidated with any Consolidated Company or all or substantially all of such Person's assets are acquired by any Consolidated Company, and (ii) the income of any Consolidated Company to the extent that the declaration or payment of dividends or similar distributions by such Consolidated Company of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation.

               "Consolidated Net Worth" shall mean, as of any date of determination, Shareholders' Equity of the Consolidated Companies.

               "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

               "Contractual Obligation" of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property owned by it is bound.

               "Control Agreement" shall mean an agreement described in Section 7.14, substantially in the form of Exhibit K.

               "Copyright Security Agreement" shall mean any Copyright Security Agreement executed and delivered by any Credit Party in favor of the Collateral Agent for the benefit of the Secured Parties in substantially the form of Exhibit D to the Security Agreements, as amended, supplemented, amended and restated or otherwise modified from time to time.

               "Credit Documents" shall mean, collectively, this Agreement, the Notes, the Fee Letter, the Guaranty Agreement, each Rate Protection Agreement, each Cash Management Agreement and all Security Documents.

               "Credit Parties" shall mean, collectively, each of the Borrower, the Guarantors, and every other Person who from time to time executes a Credit Document with respect to all or any portion of the Obligations.

               "Default" shall mean any condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

               "Dollar" and "U.S. Dollar" and the sign "$" shall mean lawful money of the United States of America.

               "Domestic Subsidiary" shall mean each Consolidated Company that is organized under the laws of the United States or any political subdivision thereof.

               "Effective Date" shall have the meaning described in Section
10.10.

               "Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States, or any political subdivision thereof, having, total assets in excess of $1,000,000,000 or (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or any political subdivision of any such country, and having total assets in excess of $1,000,000,000 (or its equivalent in other currencies), provided that such bank is acting through a branch or agency located in the United States or the Cayman Islands, (iii) any Lender, or (iv) any commercial finance or asset based lending Affiliate of any such commercial bank or Lender described in the foregoing clauses (i) through (iii), in each case, which has the Minimum Required Rating, unless otherwise agreed by the Administrative Agent.

               "Environmental Laws" shall mean all federal, state, local and foreign statutes and codes or regulations, rules or ordinances issued, promulgated, or approved thereunder, now or hereafter in effect (including, without limitation, those with respect to asbestos or asbestos containing material or exposure to asbestos or asbestos containing material), relating to pollution or protection of the environment and relating to public health and safety, relating to (i) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial toxic or hazardous constituents, substances or wastes, including without limitation, any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law into the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law, and (iii) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom, such Environmental Laws to include, without limitation (i) the Clean Air Act (42 U.S.C. Section 7401 et seq.), (ii) the Clean Water Act (33 U.S.C. Section 1251 et seq.), (iii) the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), (iv) the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), (v) the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C. Section 9601 et seq.), and (vi) all applicable national and local laws or regulations with respect to environmental control (including applicable laws of the Federal Republic of Germany or any applicable international agreements).

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

               "ERISA Affiliate" shall mean, with respect to any Person, each trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of the regulations promulgated under Section 414 of the Code.

               "Eurodollar Advance" shall mean an Advance made or outstanding as a Syndicated Loan bearing interest based on the Adjusted LIBO Rate.

               "Event of Default" shall have the meaning provided in Article
VIII.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute thereto.

               "Executive Officer" shall mean with respect to any Person, the President, Chief Executive Officer, Vice Presidents, Chief Financial Officer, Treasurer, Secretary and any other individual holding comparable offices or duties.

               "Existing Loan Agreement" shall mean the $300,000,000 Five-Year Credit Agreement dated as of November 5, 1999, as amended prior to the Fourth Amendment dated as of July 17, 2001, among the Borrower, the Lenders and the Agents.

               "Facilities" shall mean the Commitments, the Swingline Loan subfacility or the Letter of Credit subfacility, as the context may indicate.

               "Fair Market Value" shall mean with respect to any asset or property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

               "Federal Funds Rate" shall mean for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

               "Fee Letter" shall mean the confidential fee letter, dated as of June 25, 2001, between the Borrower and the Administrative Agent describing certain fees payable to the Administrative Agent only and not the fees described in Sections 3.05(a), (b) and (c).

               "Fiscal Quarter" means a quarter ending on the last day of March, June, September or December.

               "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "2001 Fiscal Year") refer to the Fiscal Year ending on December 31 of such calendar year.

               "Fixed Charge Coverage Ratio" shall mean, as of the last day of any Fiscal Quarter of the Borrower, the ratio of (A) Consolidated EBITDA minus Capital Expenditures (excluding $5,750,000 incurred in the third Fiscal Quarter of 2000, and $20,752,000 incurred in the fourth Fiscal Quarter of 2000, in connection with the reconstruction of the New River Foundry in Lynchburg, Virginia) to (B) the sum of the amounts of (i) Consolidated Interest Expense, and (ii) scheduled principal payments on Indebtedness (excluding the payment of up to $162,750,000 upon the maturity of the Term Loan Agreement), in each case, calculated with respect to the immediately preceding four Fiscal Quarters ending on such date.

               "Foreign Plan" shall mean any pension, profit sharing, deferred compensation, or other employee benefit plan, program or arrangement maintained by any Foreign Subsidiary which, under applicable local law, is required to be funded through a trust or other funding vehicle, but shall not include any benefit provided by a foreign government or its agencies.

               "Foreign Holding Company" shall mean any Domestic Subsidiary of the Borrower which holds Capital Securities of any Foreign Subsidiary other than Tool Products, Inc.

               "Foreign Subsidiary" shall mean each Consolidated Company that is not a Domestic Subsidiary.

               "Foreign 956 Subsidiary" means each Foreign Subsidiary a guaranty of the Obligations by which would result in a deemed dividend of its current and accumulated earnings and profits under section 956 of the Code that would result in material increased tax liabilities for the Consolidated Companies, taken as a whole.

               "Fourth Amendment Date" shall mean the date on which the conditions set forth in Section 4.01 are satisfied or waived in accordance with
Section 10.02.

               "Funded Debt" shall mean all Indebtedness for money borrowed, Indebtedness evidenced or secured by purchase money Liens, Capitalized Lease Liabilities, conditional sales contracts and similar title retention debt instruments, whether designated as long term or current debt under GAAP and all Synthetic Leases even if not treated as Indebtedness under GAAP. The calculation of Funded Debt shall include (i) all Funded Debt of the Consolidated Companies, plus (ii) all Funded Debt of other Persons to the extent a Consolidated Company has Contingent Liability with respect thereto, plus (iii) the redemption amount with respect to the Capital Securities of any Consolidated Company required to be redeemed during the next succeeding twelve months.

               "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

               "Guarantors" shall mean, collectively, (a) each Domestic Subsidiary (other than an Inactive Subsidiary, a Receivables Subsidiary or a Special Purpose Vehicle) and (b) each Foreign Subsidiary that is not a Foreign 956 Subsidiary.

               "Guaranty" shall mean any contractual obligation, contingent or otherwise, of a Person with respect to any Indebtedness or other obligation or liability of another Person, including without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including contractual obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or an agreement to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make any payment other than for value received. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which guaranty is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

               "Guaranty Agreement" shall mean the First Amended and Restated Guaranty Agreement, dated as of even date herewith, executed by each of the Guarantors in favor of the Lenders and the Administrative Agent and their respective Affiliates, substantially in the form of Exhibit E-1 as the same may be amended, restated or supplemented from time to time.

               "Hazardous Substances" shall mean (a) any "hazardous substance," as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et. seq., and any amendments thereto or regulations promulgated thereunder from time to time, (b) any "hazardous waste," as defined in the Resource Conversation and Recovery Act, 42 U.S.C. Section 6901 et. seq. and any amendments thereto or regulations promulgated thereunder from time to time, and (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance (including any petroleum product) as defined in any other Environmental Laws.

               "Impermissible Qualification" means any qualification or exception to the opinion or certification of any independent public accountant as to any financial statement of the Borrower

               (a) which is of a "going concern" or similar nature;

               (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

               (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in Default.

               "Inactive Subsidiary" shall mean any of (i) a Subsidiary that has neither assets nor income and is listed as "inactive" on Schedule 5.01 and (ii) Inter-Met Reynosa, S. de R.L. de C.V., Transnational Indemnity Company and Western Capital Corporation and its current Subsidiaries so long as each such Person does not conduct any active business or have any assets with an aggregate Fair Market Value of more than $2,000,000.

               "Indebtedness" of any Person shall mean, without duplication (i) all obligations of such Person which in accordance with GAAP would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments); (ii) all Capitalized Lease Liabilities; (iii) all Guaranties of such Person (including contingent reimbursement obligations under undrawn letters of credit); (iv) Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed; (v) obligations or other liabilities under currency contracts, interest rate hedging contracts, or similar agreements or combinations thereof to the extent required to be disclosed in accordance with GAAP; (vi) all Synthetic Leases, even if not required to be disclosed in accordance with GAAP; and (vii) all Contingent Liabilities of such Person in respect of any of the foregoing.

               "Interest Period" shall mean the interest period selected by the Borrower pursuant to Section 3.04(a) hereof.

               "Invested Amount" means, at any time, the outstanding principal amount that is owed to holders (other than Subsidiaries of the Borrower) of securities issued by, or loans to, a Receivables Subsidiary or Special Purpose Vehicle established with respect to a Permitted Receivables Purchase Facility.

               "Investment" shall mean, when used with respect to any Person, any direct or indirect advance, loan or other extension of credit (other than the creation of receivables in the ordinary course of business) or capital contribution by such Person (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise) to any Person, or any direct or indirect purchase or other acquisition by such Person of, or of a beneficial interest in, capital stock, partnership interests, bonds, notes, debentures or other securities issued by any other Person, in each case, other than an Acquisition. Each Investment shall be valued as of the date made; provided that any Investment or portion of an Investment consisting of Indebtedness shall be valued at the outstanding principal balance thereof as of the date of determination.

               "Issuer" shall mean Scotia Capital, in its individual capacity hereunder (and not in its capacity as the Administrative Agent) and for Letters of Credit issued by SunTrust and outstanding on the Fourth Amendment Date, shall mean SunTrust, in its individual capacity hereunder. At the request of Scotia Capital, another Lender consented to by the Borrower (such consent not to be unreasonably withheld) may become a successor Issuer.

               "Lender" or "Lenders" shall mean Scotia Capital, the other banks and lending institutions listed on the signature pages hereof, and each assignee thereof, if any, pursuant to Section 10.06(c).

               "Lending Office" shall mean for each Lender the office such Lender may designate in writing from time to time to the Borrower and the Administrative Agent with respect to each Type of Loan.

               "Letter of Credit Commitment" shall mean the lesser of $100,000,000 and the sum of the Commitments.

               "Letter of Credit Fee" shall have the meaning set forth in
Section 3.05(b).

               "Letter of Credit Obligations" shall mean, with respect to Letters of Credit, as at any date of determination, the sum of (a) the maximum aggregate amount which at such date of determination is available to be drawn by the beneficiaries thereof (assuming the conditions for drawing thereunder have been met) under all Letters of Credit then outstanding, plus (b) the aggregate amount of all drawings under Letters of Credit honored by the Issuer not theretofore reimbursed by the Borrower.

               "Letters of Credit" shall mean the financial and commercial/trade letters of credit issued pursuant to Article II hereof (or issued or deemed to have been issued by SunTrust under the Existing Loan Agreement) by the Issuer for the account of the Borrower pursuant to the Commitments.

               "LIBOR" shall mean, for any Interest Period, with respect to Eurodollar Advances under the Commitments, the offered rate for deposits in Dollars, for a period comparable to the Interest Period and in an amount comparable to the Administrative Agent's portion of such Advances, appearing on Telerate Page 3750 as of 11:00 AM (London, England time) on the day that is two Business Days prior to the first day of the Interest Period. If two or more of such rates appear on such Telerate Page, the rate shall be the arithmetic mean of such rates. If the foregoing rate is unavailable from Telerate for any reason, then such rate shall be determined by the Administrative Agent from the Reuters Screen LIBO Page or, if such rate is also unavailable on such service, then on any other interest rate reporting service of recognized standing designated in writing by the Administrative Agent to the Borrower and the Lenders; in any such case rounded, if necessary, to the next higher 1/100 of 1.0%, if the rate is not such a multiple.

               "Lien" shall mean any mortgage, deed of trust, pledge, security interest, lien, charge, hypothecation, assignment, deposit arrangement, title retention, preferential property right, trust or other arrangement having the practical effect of the foregoing and shall include the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement.

               "Loans" shall mean, the Syndicated Loans and the Swingline Loans.

               "Margin Regulations" shall mean Regulation T, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

               "Margin Stock" shall have the meaning set forth in the Margin Regulations.

               "Materially Adverse Effect" shall mean any materially adverse change in (i) the business, results of operations, financial condition, assets or prospects of the Consolidated Companies, taken as a whole, (ii) the ability of the Borrower to perform its obligations under this Agreement, (iii) the ability of the other Credit Parties (taken as a whole) to perform their respective obligations under the Credit Documents, or (iv) the perfection or priority of the Liens granted in favor of the Collateral Agent pursuant to the Security Documents.

               "Maturity Date" shall mean the earlier of (i) November 5, 2004, and (ii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable pursuant to the provisions of Article VIII.

               "Minimum Required Rating" shall mean (i) from Moody's, a long-term deposit rating of A1 or higher (or comparable rating in the event Moody's hereafter modifies its rating system for long-term deposits of commercial banks), and (ii) from S&P, a long-term deposit ratings of A+ or higher (or comparable rating in the event S&P hereafter modifies its rating system for long-term deposits of commercial banks).

               "Moody's" shall mean Moody's Investors Service, Inc., and its successors and assigns.

               "Mortgage" means each mortgage, deed of trust or agreement executed and delivered by any Credit Party in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to the requirements of this Agreement in substantially the form of Exhibit J hereto, under which a Lien is granted on the real property and fixtures described therein, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

               "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

               "Net Disposition Proceeds" shall mean the gross cash proceeds received by the Borrower or any other Consolidated Company from any Asset Sale pursuant to Section 7.04, minus the sum of (i) all reasonable and customary legal, investment banking, brokerage and accounting fees and expenses incurred in connection with such Asset Sale, (ii) all taxes actually paid or estimated by the Borrower to be payable in cash within the next 12 months in connection with such Asset Sale, and (iii) payments made by the Borrower or such Consolidated Company to retire Indebtedness (other than the Loans and the "Loans" under the Term Loan Agreement) where payment of such Indebtedness is required in connection with such Asset Sale; provided, however, that if the amount of any estimated taxes pursuant to clause (ii) exceeds the amount of taxes actually required to be paid in cash in respect of such Asset Sale, the aggregate amount of such excess shall constitute Net Disposition Proceeds.

               "Net Equity or Debt Proceeds" means with respect to the sale, issuance or assumption after the Fourth Amendment Date by any of the Consolidated Companies to any Person of any debt, Capital Securities, warrants or options or the exercise of any such warrants or options, the excess of:

               (a) the gross cash proceeds received by such Consolidated Company from such sale, assumption, exercise or issuance, over

               (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements actually incurred in connection with such sale, assumption or issuance which have not been paid to Affiliates of the Borrower in connection therewith.

               "Net Fixed Assets" shall mean, as of any date of determination, the net property, plant and equipment of the Consolidated Companies determined in accordance with GAAP and as reflected on the consolidated balance sheet of the Borrower.

               "Notes" shall mean, collectively, the Revolving Credit Notes and the Swingline Note either as originally executed or as hereafter amended, modified or substituted.

               "Notice of Borrowing" shall mean a notification of Borrowing by the Borrower pursuant to Section 2.08 or 3.01 substantially in the form of Exhibit D-1.

               "Notice of Conversion/Continuation" shall mean a notification of continuation or conversion of a Borrowing by the Borrower pursuant to Section
3.01 substantially in the form of Exhibit D-2.

               "Notice of Outstanding Loans" shall mean a notification of outstanding loans by the Borrower pursuant to Section 3.01 substantially in the form of Exhibit D-3.

               "Obligations" shall mean all amounts owing to the Administrative Agent or any Lender or its Affiliates pursuant to the terms of this Agreement or any other Credit Document, including without limitation, all Loans (including all principal and interest payments due thereunder), all Letter of Credit Obligations, fees, expenses, indemnification and reimbursement payments, indebtedness, liabilities, Cash Management Obligations and obligations of the Credit Parties, direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising, together with all renewals, extensions, modifications or refinancings thereof.

               "Organic Document" means, relative to any Credit Party, as applicable, its certificate or articles of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, articles of organization, limited liability agreement, operating agreement and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Credit Party's partnership interests, limited liability company interests or authorized shares of Capital Securities.

               "Patent Security Agreement" shall mean any Patent Security Agreement executed and delivered by any Credit Party in favor of the Collateral Agent for the benefit of the Secured Parties substantially in the form of Exhibit B to the Security Agreements, as amended, supplemented, amended and restated or otherwise modified from time to time.

               "Payment Office" shall mean the office specified as the "Payment Office" for the Administrative Agent on Schedule 10.01, or such other location as to which the Administrative Agent shall have given written notice to the Borrower and the Lenders.

               "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

               "Permitted Asset Sale" shall mean an Asset Sale that is permitted by Sections 7.04(c) and (d).

               "Permitted Receivables" shall mean (a) all Receivables which are described as being transferred by the Borrower, another Receivables Seller and/or a Receivables Subsidiary pursuant to the Receivables Documents, (b) all Receivables Related Assets, and (c) all collections (including recoveries) and other proceeds of the assets described in the foregoing clauses.

               "Permitted Receivables Purchase Facility" means any transaction or series of transactions that may be entered into by the Borrower or any other Consolidated Company pursuant to which the Borrower and/or any Consolidated Company may sell, convey or otherwise transfer to a Receivables Subsidiary (in the case of a transfer by the Borrower and/or any other Receivables Seller) and any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any Permitted Receivables (whether now existing or arising in the future); provided that:

               (a) no portion of the indebtedness or any other obligations (contingent or otherwise) of a Receivables Subsidiary or Special Purpose Vehicle (i) is guaranteed by the Borrower or any other Receivables Seller (excluding guarantees of obligations or other funding commitments pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Borrower or any other Receivables Seller in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Borrower or any other Receivables Seller, directly or indirectly, contingently or otherwise, to the satisfaction of obligations incurred in such transactions, other than pursuant to Standard Securitization Undertakings;

               (b) neither the Borrower nor any other Receivables Seller has any material contract, agreement, arrangement or understanding with a Receivables Subsidiary or a Special Purpose Vehicle (except a Purchase Money Note or Permitted Receivables Purchase Facility) other than on terms no less favorable to the Borrower or such Receivables Seller than those that might be obtained at the time from Persons that are not affiliates of the Borrower, other than fees payable in the ordinary course of business in connection with servicing accounts receivable;

               (c) the Borrower and the other Receivables Sellers do not have any obligation to maintain or preserve the financial condition of a Receivables Subsidiary or a Special Purpose Vehicle or cause such entity to achieve certain levels of operating results;

               (d) the proceeds to the Consolidated Companies from such a transaction that are applied to a prepayment of Loans pursuant to
        Section 3.06(b)(iii) are at least $52,000,000; and

               (e) such transaction or series of transactions is approved in writing by the Administrative Agent, such approval not to be unreasonably withheld.

               "Person" shall mean any individual, limited liability company, partnership, firm, corporation, association, joint venture, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

               "Plan" shall mean any "employee benefit plan" (as defined in Section 3(3) of ERISA), including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits, but shall exclude any Foreign Plan.

               "Pricing Schedule" is set forth on Schedule 1.01.

               "Pro Rata Share" shall mean, with respect to Commitments, each Syndicated Loan, each Swingline Loan and all Letters of Credit to be made by and each payment (including, without limitation, any payment of principal, interest or fees) to be made to each Lender, the percentage designated as such Lender's Pro Rata Share of such Commitments, set forth under the name of such Lender on
Schedule 1, as such percentage may change based upon amendments and assignments hereunder.

               "Purchase Money Note" shall mean a promissory note evidencing the obligation of a Receivables Subsidiary to pay all or any portion of the purchase price for Receivables and other Permitted Receivables to the Borrower or any other Receivables Seller in connection with a Permitted Receivables Purchase Facility, which note shall be repaid from cash available to the maker of such note, other than (i) cash required to be held as reserves pursuant to Receivables Documents, (ii) amounts paid in respect of interest and principal and (iii) other amounts owing under Receivables Documents and amounts paid in connection with the purchase of newly generated Receivables.

               "Rate Protection Agreements" shall mean, collectively, any interest rate swap, cap, collar or similar agreement entered into by any of the Consolidated Companies under which the counterparty of such agreement is (or at the time such agreement was entered into was) a Lender or an Affiliate of a Lender.

               "Rating Agencies" shall mean, collectively, Moody's and S&P.

               "Receivables" shall mean all rights of the Borrower or any other Receivables Seller to payments (whether constituting accounts, chattel paper, instruments, general intangibles or otherwise) arising from the sale of goods, services or future services by the Borrower and/or a Receivables Seller, and includes the right to payment of any interest or finance charge and other obligations with respect thereto and any other rights to payment recorded as a receivable.

               "Receivables Documents" means (x) each and every receivables purchase agreement, pooling and servicing agreement, series supplement thereto, certificate purchase agreement, guaranty, Purchase Money Note, license agreement, sublicense agreement, credit agreement, agreement to acquire undivided interests or other agreement to transfer, or create a security interest in, Permitted Receivables, in each case as amended, modified, supplemented or amended and restated and in effect from time to time entered into by the Borrower, another Receivables Seller and/or a Receivables Subsidiary, and (y) each other instrument, agreement and other document entered into by the Borrower, any other Receivables Seller and/or a Receivables Subsidiary relating to the transactions contemplated by the items referred to in clause (x) above, in each case as amended, modified, supplemented or amended and restated and in effect from time to time.

               "Receivables Program Obligations" shall mean (a) notes, trust certificates, undivided interests, partnership interests or other interests representing the right to be paid a specified principal amount from the Permitted Receivables, and (b) related obligations of the Borrower, a Subsidiary and/or a Special Purpose Vehicle (including, without limitation, rights in respect of interest or yield, breach of warranty claims and expense reimbursement and indemnity provisions). The Receivables Program Obligations shall also include Purchase Money Notes and guarantees by the Borrower of obligations pursuant to Standard Securitization Undertakings.

               "Receivables Related Assets" shall mean (i) any rights arising under the documentation governing or relating to Receivables (including rights in respect of liens securing such Receivables and other credit support in respect of such Receivables), (ii) any collections and other proceeds of such Receivables, (iii) any lockboxes or bank accounts, all documents, instruments and agreements relating to such lockboxes or bank accounts, and any amounts from time to time deposited therein, (iv) spread accounts, trust accounts and other similar accounts (and any amounts on deposit therein) established in connection with a Permitted Receivables Purchase Facility, (v) any warranty, indemnity, dilution and other intercompany claim arising out of Receivables Documents and
(vi) other assets (including those contemplated by Receivables Documents) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

               "Receivables Seller" shall mean the Borrower and any other Consolidated Company (other than a Receivables Subsidiary) which is a party to a Receivables Document.

               "Receivables Subsidiary" shall mean a special purpose wholly-owned subsidiary of the Borrower created in connection with the transactions contemplated by a Permitted Receivables Purchase Facility, which subsidiary engages in no activities other than those incidental to such Permitted Receivables Purchase Facility and which is designated as a Receivables Subsidiary by the Borrower's board of directors. Any such designation by the board of directors shall be evidenced by filing with the Administrative Agent a certified copy of the resolution of the board of directors of the Borrower giving effect to such designation and an officers' certificate certifying, to the best of such officer's knowledge and belief after consulting with counsel, that such designation, and the transactions in which the Receivables Subsidiary will engage, comply with the requirements of the definition of Permitted Receivables Purchase Facility..

               "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

               "Required Lenders" shall mean at any time prior to the termination of the Commitments, Lenders holding at least 51% of the then aggregate amount of the Commitments, or, following the termination of the Commitments hereunder, Lenders holding at least 51% of the sum of the aggregate outstanding Loans and Letter of Credit Obligations.

               "Requirement of Law" for any Person shall mean the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

               "Restricted Payment" shall have the meaning set forth in Section 7.05.

               "Reuters Screen" shall mean, when used in connection with any designated page and LIBOR, the display page so designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

               "Revolving Credit Notes" shall mean, collectively, the promissory notes evidencing the Syndicated Loans in the form attached hereto as Exhibit A, either as originally executed or as hereafter amended, modified or substituted.

               "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

               "Scotia Capital" shall have the meaning set forth in the preamble.

               "Secured Party" means any of (i) the Administrative Agent, the Lenders and their respective Affiliates which are party to any of the Credit Documents; (ii) the administrative agent, the collateral agent and the "Lenders" under Term Loan Agreement and their respective affiliates which are party to any of the "Credit Documents" as defined in the Term Loan Agreement; and (iii) such other Persons who are approved by the Super-Majority Lenders.

               "Security Agreement" means the Borrower Pledge and Security Agreement and/or the Subsidiary Pledge and Security Agreement, as the case may be.

               "Security Documents" shall mean, collectively, the, Borrower Pledge and Security Agreement, Subsidiary Pledge and Security Agreement, each Mortgage, each Patent Security Agreement, each Copyright Security Agreement, each Trademark Security Agreement, each Control Agreement and each other, mortgage, deed of trust, security agreement, pledge agreement, or other security or collateral document securing the Obligations, as the same may be amended, restated, or supplemented from time to time.

               "Shareholders' Equity" shall mean, with respect to any Person as at any date of determination, shareholders' equity of such Person determined on a consolidated basis in conformity with GAAP.

               "Solvent" shall mean, as to the Borrower or any Guarantor at any time, that (i) each of the fair value and the present fair saleable value of such Person's assets (including any rights of subrogation or contribution to which such Person is entitled, under any of the Credit Documents or otherwise) is greater than such Person's debts and other liabilities (including contingent, unmatured and unliquidated debts and liabilities) and the maximum estimated amount required to pay such debts and liabilities as such debts and liabilities mature or otherwise become payable; (ii) such Person is able and expects to be able to pay its debts and other liabilities (including, without limitation, contingent, unmatured and unliquidated debts and liabilities) as they mature; and (iii) such Person does not have unreasonably small capital to carry on its business as conducted and as proposed to be conducted.

               "Special Purpose Vehicle" means a trust, partnership or other special purpose Person established by the Borrower and/or any other Consolidated Company to implement a Permitted Receivables Purchase Facility.

               "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Borrower and/or any other Consolidated Company which are reasonably customary in a non-recourse accounts receivable transaction.

               "Subordinated Debt" shall mean other Indebtedness of the Borrower subordinated to all obligations of the Borrower or any other Credit Party arising under this Agreement, the Notes, and the Guaranty Agreements on terms and conditions satisfactory in all respects to the Administrative Agent and the Required Lenders, including without limitation, with respect to interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies, and subordination provisions, evidenced by the written approval of the Administrative Agent and Required Lenders.

               "Subsidiary" shall mean, with respect to any Person, any corporation or other entity (including, without limitation, partnerships, limited liability companies, joint ventures, and associations) regardless of its jurisdiction of organization or formation, at least a majority of the total combined voting power of all classes of voting Capital Securities or other ownership interests of which shall, at the time as of which any determination is being made, be owned by such Person, either directly or indirectly through one or more other Subsidiaries.

               "Subsidiary Pledge and Security Agreement" shall mean the Subsidiary Pledge and Security Agreement, dated as of even date herewith, executed by each of the Guarantors in favor of the Collateral Agent, for the benefit of the Secured Parties, substantially in the form of Exhibit E-3 as the same may be amended, restated or supplemented from time to time.

               "SunTrust" shall have the meaning set forth in the preamble.

               "Super-Majority Lenders" shall mean at any time prior to the termination of the Commitments, Lenders holding at least 66-2/3% of the then aggregate amount of the Commitments, or, following the termination of the Commitments hereunder, Lenders holding at least 66-2/3% of the sum of the aggregate outstanding Loans and Letter of Credit Obligations.

               "Swingline Commitment" shall mean the lesser of $10,000,000 and the sum of the Commitments.

               "Swingline Lender" means Scotia Capital, in its individual capacity hereunder (and not in its capacity as the Administrative Agent). At the request of Scotia Capital another Lender consented to by the Borrower (such consent not to be unreasonably withheld) may become a successor Swingline Lender.

               "Swingline Loan" shall mean an Advance made or continued by the Swingline Lender to the Borrower pursuant to Section 2.08.

               "Swingline Note" shall mean a promissory note of the Borrower payable to the order of the Swingline Lender, in substantially the form of Exhibit B hereto, evidencing the maximum aggregate principal indebtedness of the Borrower to the Swingline Lender with respect to outstanding Swingline Loans made by the Swingline Lender pursuant to this Agreement, either as originally executed or as it may be from time to time supplemented, modified, amended, renewed or extended.

               "Syndicated Loans" shall mean, collectively, all outstanding Loans made or continued to the Borrower by the Lenders pursuant to Section 2.01 hereof.

               "Synthetic Lease" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is not a capital lease in accordance with GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor.

               "Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

               "Telerate" shall mean, when used in connection with any designated page and LIBOR, the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that pace on that service for the purpose of displaying rates comparable to LIBOR).

               "Term Loan Agreement" shall mean the First Amended and Restated Term Loan Agreement dated as of July 17, 2001 (as amended, modified, restated or supplemented from time to time), among the Borrower, the various financial institutions that are or may become parties thereto and Scotia Capital, as administrative agent.

               "Term Loan Payoff Date" shall mean the date on which all the "Obligations" outstanding under the Term Loan Agreement shall have been paid in full.

               "Trademark Security Agreement" means any Trademark Security Agreement executed and delivered by any Credit Party in favor of the Collateral Agent for the benefit of the Secured Parties substantially in the form of Exhibit C to the Security Agreements, as amended, supplemented, amended and restated or otherwise modified from time to time.

               "Type" of Borrowing shall mean a Borrowing consisting of Base Rate Advances or Eurodollar Advances.

               "United States" or "U.S." means the United States of America, its fifty states and the District of Columbia and any other political subdivision thereof.

               SECTION 1.02. ACCOUNTING TERMS AND DETERMINATION. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared, and all financial records shall be maintained in accordance with, GAAP, except that financial records of Foreign Subsidiaries may be maintained in accordance with generally accepted accounting principles in effect from time to time in the jurisdiction of organization of such Foreign Subsidiary; provided, however, that compliance with the financial covenants and calculations set forth in Section 6.08, Article VII, and elsewhere herein, and in the definitions used in such covenants and calculations, shall be calculated, made and applied in accordance with GAAP and such generally accepted accounting principles in such foreign jurisdictions, as the case may be, as in effect on the date of this Agreement applied on a basis consistent with the preparation of the financial statements referred to in Section 5.14 unless and until the Borrower and the Required Lenders enter into an agreement with respect thereto in accordance with
Section 10.13.

               SECTION 1.03. OTHER DEFINITIONAL TERMS. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule, Exhibit and like references are to this Agreement unless otherwise specified. Any of the terms defined in
Section 1.01 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

               SECTION 1.04. EXHIBITS AND SCHEDULES. All Exhibits and Schedules attached hereto are by reference made a part hereof.

                                  ARTICLE II.

             SYNDICATED LOANS, SWINGLINE LOANS AND LETTERS OF CREDIT

               SECTION 2.01. COMMITMENTS; USE OF PROCEEDS.

               (a) Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make to the Borrower from time to time on and after the Fourth Amendment Date (and continue Syndicated Loans outstanding on the Fourth Amendment Date), but prior to the Maturity Date, Syndicated Loans in an aggregate amount outstanding at any time not to exceed such Lender's Commitment minus such Lender's Pro Rata Share of the Swingline Loans minus such Lender's Pro Rata Share of the Letter of Credit Obligations, subject, however, to the conditions that (i) at no time shall the sum of the (x) the outstanding principal amount of all Syndicated Loans, plus (y) the outstanding principal amount of all Swingline Loans, plus (z) the outstanding Letter of Credit Obligations, exceed the sum of the Commitments, and (ii) at all times shall the outstanding principal amount of the Syndicated Loans of each Lender equal the product of each Lender's Pro Rata Share of the Commitments multiplied by the aggregate outstanding amount of the Syndicated Loans. The Borrower shall be entitled to repay and reborrow Syndicated Loans in accordance with the provisions hereof.

               (b) Each Syndicated Loan shall, at the option of the Borrower, be made or continued as, or converted into, part of one or more Borrowings that shall consist entirely of Base Rate Advances or Eurodollar Advances. The aggregate principal amount of each Borrowing of Syndicated Loans shall be not less than $5,000,000 or a greater integral multiple of $1,000,000, provided that each Borrowing of Syndicated Loans comprised of Base Rate Advances shall be not less than $1,000,000 or a greater integral multiple of $100,000. At no time shall the number of outstanding Borrowings comprised of Eurodollar Advances exceed twelve.

               (c) The proceeds of Loans shall be used solely as working capital and for other general corporate purposes, including Acquisitions, Investments, the repayment of Indebtedness and the funding of capital expenditures of the Consolidated Companies.

SECTION 2.02.  NOTES; REPAYMENT OF PRINCIPAL.

               (a) The Borrower's obligations to pay the principal of, and interest on, the Syndicated Loans to each Lender shall be evidenced by the records of the Administrative Agent and such Lender and by the Revolving Credit Note payable to such Lender (or the assignor of such Lender) completed in conformity with this Agreement.

               (b) All outstanding principal amounts under the Commitments and all other accrued Obligations hereunder shall be due and payable in full on the Maturity Date.

               SECTION 2.03. VOLUNTARY REDUCTION OF COMMITMENTS. Upon at least three (3) Business Days' prior telephonic notice (promptly confirmed in writing) to the Administrative Agent, the Borrower shall have the right, without premium or penalty, to terminate the unutilized Commitments, in part or in whole, provided, that (i) any such termination shall apply to proportionately and permanently reduce the Commitments of each of the Lenders, and (ii) any partial termination pursuant to this Section 2.03 shall be in an amount of at least $5,000,000 and integral multiples of $1,000,000.

               SECTION 2.04. LETTER OF CREDIT FACILITY. Subject to, and upon the terms and conditions set forth herein, the Borrower may request, in accordance with the provisions of this Section 2.04 and Section 2.05 and the other terms of this Agreement, that on and after the Fourth Amendment Date but prior to the Maturity Date, the Issuer issue a Letter or Letters of Credit for the account of the Borrower; provided that the application for such Letters of Credit issued by the Issuer shall be in the form substantially identical to Exhibit C attached hereto, provided further that (i) no Letter of Credit shall have an expiration date that is later than one year after the date of issuance thereof (provided that a Letter of Credit may provide that it is extendible for consecutive one year periods); (ii) in no event shall any Letter of Credit issued by the Issuer have an expiration date (or be extended so that it will expire) later than the Maturity Date; and (iii) the Borrower shall not request that the Issuer issue any Letter of Credit, if, after giving effect to such issuance, (a) the sum of the aggregate Letter of Credit Obligations plus the aggregate outstanding principal amount of the Syndicated Loans plus the aggregate outstanding principal amount of the Swingline Loans would exceed the Commitments, or (b) the sum of the aggregate Letter of Credit Obligations would exceed the Letter of Credit Commitment.

               SECTION 2.05. NOTICE OF ISSUANCE OF LETTER OF CREDIT; AGREEMENT TO ISSUE.

               (a) Whenever the Borrower desires the issuance of a Letter of Credit, it shall, in addition to any application and documentation procedures required by the Issuer for the issuance of such Letter of Credit, deliver to the Administrative Agent and the Issuer a written notice no later than 11:00 AM (local time for the Administrative Agent) at least five (5) days in advance of the proposed date of issuance and the Administrative Agent shall promptly forward a copy of such notice to each of the Lenders. Each such notice shall specify (i) the proposed date of issuance (which shall be a Business Day); (ii) the face amount of the Letter of Credit (which shall be denominated in Dollars); (iii) the expiration date of the Letter of Credit; and (iv) the name and address of the beneficiary with respect to such Letter of Credit and shall attach a precise description of the documentation and a verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit which would require the Issuer to make payment under the Letter of Credit, provided that the Issuer may require changes in any such documents and certificates in accordance with its customary letter of credit practices, and provided further, that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same Business Day that such draft is presented if such presentation is made after 11:00 AM (Atlanta, Georgia time). In determining whether to pay any draft under any Letter of Credit, the Issuer shall be responsible only to determine that the documents and certificate required to be delivered under its Letter of Credit have been delivered, and that they comply on their face with the requirements of the Letter of Credit. The Issuer shall promptly notify the Administrative Agent upon the issuance of a Letter of Credit. Promptly after receiving the notice of issuance of a Letter of Credit, the Administrative Agent shall notify each Lender of such Lender's respective participation therein, determined in accordance with its respective Pro Rata Share of the Commitments.

               (b) The Issuer agrees, subject to the terms and conditions set forth in this Agreement, to issue for the account of the Borrower a Letter of Credit in a face amount equal to the face amount requested under paragraph (a) above, following its receipt of a notice required by Section 2.05(a). Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuer a participation in such Letter of Credit and any drawing thereunder in an amount equal to such Lender's Pro Rata Share of the Commitments multiplied by the face amount of such Letter of Credit. Upon issuance and amendment or extension of any Letter of Credit the Issuer shall provide to the Administrative Agent, and the Administrative Agent shall, if requested by any Lender, then provide to each such Lender, a copy of each such Letter of Credit issued, amended or extended hereunder.

               SECTION 2.06. PAYMENT OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT.

               (a) In the event of any request for a drawing under any Letter of Credit by the beneficiary thereof, the Issuer shall notify the Borrower, the Administrative Agent and the Lenders on or before the date on which the Issuer intends to honor such drawing, and the Borrower shall reimburse the Issuer on the day on which such drawing is honored in an amount, in same day funds, equal to the amount of such drawing.

               (b) Notwithstanding any provision of this Agreement to the contrary, to the extent that any Letter of Credit or portion thereof remains outstanding on the Maturity Date, for any reason whatsoever, the parties hereto hereby agree that the beneficiary or beneficiaries thereof shall be deemed to have made a drawing of all available amounts pursuant to such Letters of Credit on the Maturity Date which amount shall be paid by the Borrower to and held by the Issuer as cash collateral for its remaining obligations pursuant to such Letters of Credit.

               (c) As between the Borrower and the Issuer, the Borrower assumes all risk of the acts and omissions of, or misuse of, the Letters of Credit issued by the Issuer, by the respective beneficiaries of such Letters of Credit, other than losses resulting from the gross negligence and willful misconduct of the Issuer. In furtherance and not in limitation of the foregoing but subject to the exception for the Issuer's gross negligence or willful misconduct set forth above, the Issuer shall not be responsible (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects insufficient, inaccurate, fraudulent or forged or otherwise invalid; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part which may prove to be invalid or ineffective for any reason;
(iii) for failure of the beneficiary of any such Letter of Credit to comply fully with the conditions required in order to draw upon such Letter of Credit;
(iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy or otherwise; (v) for good faith errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Issuer.

               SECTION 2.07. PAYMENT BY LENDERS. In the event that the Borrower shall fail to reimburse the Issuer as provided in Section 2.06, the Issuer shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein. Each Lender shall make available to the Issuer an amount equal to its respective participation, in Dollars and in immediately available funds, at the office of the Issuer specified in such notice not later than 1:00 PM (Atlanta, Georgia time) on the Business Day after the date notified by the Issuer and such amount shall be deemed to be outstanding hereunder as a Base Rate Loan. Each Lender shall be obligated to make such Base Rate Loan hereunder regardless of whether the conditions precedent in Article IV are satisfied and regardless of whether such Base Rate Loan complies with the minimum borrowing requirements hereunder. In the event that any such Lender fails to make available to the Issuer the amount of such Lender's participation in such Letter of Credit, the Issuer shall be entitled to recover such amount on demand from such Lender together with interest as provided for in Section 3.02. The Issuer shall distribute to each Lender which has paid all amounts payable under this Section with respect to any Letter of Credit, such Lender's Pro Rata Share of all payments received by the Issuer from the Borrower in reimbursement of drawings honored by the Issuer under such Letter of Credit when such payments are received.

               SECTION 2.08. SWINGLINE LOANS.

               (a) Subject to the terms and conditions hereof, the Borrower may request, and the Swingline Lender agrees to make to the Borrower from time to time on and after the Fourth Amendment Date (and continue Swingline Loans outstanding on the Fourth Amendment Date), but prior to the Maturity Date, Swingline Loans in accordance with the following procedure; provided, that (i) at no time shall the sum of the aggregate principal amount of the Swingline Loans exceed the Swingline Commitment, (ii) at no time shall the sum of the outstanding principal amount of the Loans plus the Letter of Credit Obligations exceed the sum of the Commitments, and (iii) each Swingline Loan shall consist entirely of Base Rate Loans. The

Borrower shall be entitled to repay and reborrow Swingline Loans in accordance with the provisions hereof.

               (b) In order to request a Swingline Loan, the Borrower shall telecopy to the Administrative Agent a duly completed Notice of Borrowing in the form of Exhibit D-1 attached hereto, to be received by the Administrative Agent not later than 11:00 AM (local time for the Administrative Agent) time, on the Business Day of the proposed Swingline Loan; provided that, such Notice of Borrowing shall not be deemed to have been received by the Administrative Agent in a timely manner unless the Borrower shall also have notified the Administrative Agent by telephone (excluding voice mail notification) of such Notice of Borrowing by the time specified above. A Notice of Borrowing that does not conform substantially to the format of Exhibit D-1 may be rejected in the Administrative Agent's sole discretion, and the Administrative Agent shall notify the Borrower of such rejection by telecopy not later than 12:00 noon (Atlanta, Georgia time) on the date of receipt. Each Notice of Borrowing shall be irrevocable and shall specify (i) the date of such Borrowing or Borrowings (which shall be a Business Day) and (ii) the aggregate principal amount thereof, which shall be in a minimum principal amount of $1,000,000 and in an integral multiple of $100,000.

               (c) The Swingline Lender shall make its Swingline Loan available to the Administrative Agent on the date specified in the Notice of Borrowing at the time and in the manner and subject to the provisions specified in Section 3.02.

               (d) If the outstanding principal amount of any Swingline Loan is not repaid when due pursuant to the terms of this Agreement, each Lender (other than the Swingline Lender) irrevocably agrees that it will, upon receipt of a notice from the Swingline Lender, promptly (and in any event not later than 1:00 PM Atlanta, Georgia time) on the Business Day after the date notified by the Swingline Lender) transfer to the Swingline Lender, in immediately available funds, an amount equal to such Lender's Pro Rata Share of the then aggregate outstanding amount of all Swingline Loans, and thereafter such Lender's Pro Rata Share of such Swingline Loans shall constitute a Syndicated Loan (which shall be a Base Rate Advance) made by such Lender hereunder. Each Lender shall be obligated to make such Base Rate Advance hereunder regardless of whether the conditions precedent in Article IV are then satisfied and regardless of whether such Base Rate Advance complies with the minimum borrowing requirements hereunder. In the event that any such Lender fails to make available to the Swingline Lender such Lender's Pro Rata Share of the Swingline Loans, the Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest as provided for in Section 3.02. The Swingline Lender shall distribute to each Lender which has paid all amounts payable under this Section with respect to any Swingline Loans such Lender's Pro Rata Share of all payments received by the Swingline Lender with respect to Swingline Loans.

               (e) The Swingline Loans of the Swingline Lender shall be evidenced by its Swingline Note and each Swingline Loan, unless sooner accelerated pursuant to Article VIII hereof, shall be due and payable in full on the earliest of (i) four Business Days after such Swingline Loan is made, (ii) the next date on which Syndicated Loans are made and (iii) the Maturity Date.

                                  ARTICLE III.

                     GENERAL LOAN AND LETTER OF CREDIT TERMS

               SECTION 3.01. FUNDING NOTICES/NOTICES OF OUTSTANDING LOANS.

               (a) Notice of Outstanding Loans. The Borrower shall give the Administrative Agent a duly completed Notice of Outstanding Loans in the form of Exhibit D-3 attached hereto prior to 11:00 AM (local time for the Administrative Agent) at its Payment Office on the Fourth Amendment Date. If the Notice of Outstanding Loans does not conform substantially to the format of Exhibit D-3, it may be rejected in the Administrative Agent's sole discretion, and the Administrative Agent shall notify the Borrower of such rejection by telecopy not later than 12:00 noon (Atlanta, Georgia time) on the date of receipt. The Notice of Outstanding Loans shall be irrevocable and shall specify the aggregate principal amount of the Loans outstanding under the Existing Loan Agreement (except to the extent repaid on the Fourth Amendment Date) that shall remain outstanding as Loans hereunder.

                (b)     Notice of Borrowing.

                        (i) Whenever the Borrower desires to obtain a Syndicated Loan with respect to the Commitments (other than one resulting from a conversion or continuation pursuant to Section 3.01(b)), it shall give the Administrative Agent a duly completed Notice of Borrowing in the form of Exhibit D-1 attached hereto, such Notice of Borrowing to be given prior to 11:00 AM (local time for the Administrative Agent) at its Payment Office (x) three Business Days prior to the requested date of such Borrowing in the case of Eurodollar Advances, and (y) on the date of such Borrowing (which shall be a Business Day) in the case of a Borrowing consisting of Base Rate Advances. Notices received after 11:00 AM (local time for the Administrative Agent) shall be deemed received on the next Business Day. A Notice of Borrowing that does not conform substantially to the format of Exhibit D-1 may be rejected in the Administrative Agent's sole discretion, and the Administrative Agent shall notify the Borrower of such rejection by telecopy not later than 12:00 noon (Atlanta, Georgia time) on the date of receipt. Each Notice of Borrowing shall be irrevocable and shall specify the aggregate principal amount of the Borrowing, the date of Borrowing (which shall be a Business Day), and whether the Borrowing is to consist of Base Rate Advances or Eurodollar Advances and (in the case of Eurodollar Advances) the Interest Period to be applicable thereto.

                (ii) Whenever the Borrower desires to obtain a Swingline Loan, it shall notify the Administrative Agent in accordance with the procedure set forth in Section 2.08 hereof.

        (c) Notice of Conversion/Continuation. Whenever the Borrower desires to convert all or a portion of an outstanding Borrowing, which Borrowing consists of Base Rate Advances or Eurodollar Advances (in the case of Syndicated Loans), into one or more Borrowings consisting of Advances of another Type, or to continue outstanding a Borrowing consisting of Eurodollar Advances for a new Interest Period, it shall give the Administrative Agent a duly completed Notice of Conversion/Continuation in the form of Exhibit D-2 attached hereto, such Notice of Conversion/Continuation to be given at least three Business Days prior to each such Borrowing to be converted into or continued as Eurodollar Advances. Such Notice of Conversion/Continuation shall be given prior to 11:00 AM (local time for the Administrative Agent) on the date specified at the Payment Office of the Administrative Agent. Notices received after 11:00 AM (local time for the Administrative Agent) shall be deemed received on the next Business Day. A Notice of Conversion/Continuation that does not conform substantially to the format of Exhibit D-2 may be rejected in the Administrative Agent's sole discretion, and the Administrative Agent shall notify the Borrower of such rejection by telecopy not later than 12:00 noon (Atlanta, Georgia time) on the date of receipt. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Advances to be converted or continued, the date of such conversion or continuation, whether the Advances are being converted into or continued Eurodollar Advances and, if so, the Interest Period applicable thereto. If, upon the expiration of any Interest Period in respect of any Borrowing, the Borrower shall have failed to deliver the Notice of Conversion/Continuation, the Borrower shall be deemed to have elected to convert or continue such Borrowing to a Borrowing consisting of Base Rate Advances. So long as any Executive Officer of the Borrower has knowledge that any Default or Event of Default shall have occurred and be continuing, no Borrowing may be converted into or continued as (upon expiration of the current Interest Period) Eurodollar Advances unless the Administrative Agent and each of the Lenders shall have otherwise consented in writing. No conversion of any Borrowing of Eurodollar Advances shall be permitted except on the last day of the Interest Period in respect thereof.

        (d) Without in any way limiting the Borrower's obligation to confirm in writing any telephonic notice, the Administrative Agent may act without liability upon the basis of telephonic notice believed by the Administrative Agent in good faith to be from the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic notice.

        (e) The Administrative Agent shall promptly give each Lender notice by telephone (confirmed in writing) or by telex, telecopy or facsimile transmission of the matters covered by the notices given to the Administrative Agent pursuant to this Section 3.01 with respect to the Commitments.

        SECTION 3.02. DISBURSEMENT OF FUNDS.

        (a) No later than 2:00 PM (local time for the Administrative Agent) on the date of each Syndicated Loan pursuant to the Commitments (other than one resulting from a conversion or continuation pursuant to Section 3.01(b)), each Lender will make available its Pro Rata Share of such Syndicated Loan in immediately available funds at the Payment Office of the Administrative Agent. The Administrative Agent will make available to the Borrower the aggregate of the amounts (if any) so made available by the Lenders to the Administrative Agent in a timely manner by crediting such amounts to the Borrower's demand deposit account maintained with the Administrative Agent or at the Borrower's option, effecting a wire transfer of such amounts to an account specified by the Borrower, by the close of business on such Business Day. In the event that the Lenders do not make such amounts available to the Administrative Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to the Borrower in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day).

        (b) No later than 3:00 PM (local time for the Administrative Agent) on the date of each Swingline Loan, the Swingline Lender will make available the amount of its Swingline Loan in immediately available funds at the Payment Office of the Administrative Agent on the date of such Swingline Loan.

        (c) Unless the Administrative Agent shall have been notified by any Lender prior to the date of a Borrowing (or, with respect to a Borrowing consisting of Base Rate Advances, prior to 12:00 Noon on the date of such Borrowing) that such Lender does not intend to make available to the Administrative Agent such Lender's portion of the Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date and the Administrative Agent may make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest at the rate specified for the Borrowing. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Commitment or Swingline Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

        (d) All Syndicated Loans under the Commitments shall be loaned by the Lenders on the basis of their Pro Rata Share of the Commitments. All Swingline Loans shall be loaned by the Swingline Lender. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fund its Commitments or Swingline Loans hereunder.

        SECTION 3.03. INTEREST.

        (a) The Borrower agrees to pay interest in respect of all unpaid principal amounts of Loans from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at rates per annum equal to the applicable rates indicated below:

                (i) For Base Rate Advances--The relevant Base Rate in effect from time to time plus the Base Rate Margin; or

                (ii) For Eurodollar Advances--The relevant Adjusted LIBO Rate plus the Applicable Margin.

        (b) Overdue principal and, to the extent not prohibited by applicable law, overdue interest, in respect of the Loans, and all other overdue amounts owing hereunder, shall bear interest from each date that such amounts are overdue:

                (i) in the case of overdue principal and interest with respect to all Loans outstanding as Eurodollar Advances, at the rate otherwise applicable for the then-current Interest Period plus an additional two percent (2.0%) per annum; thereafter at the rate in effect for Base Rate Advances plus an additional two percent (2.0%) per annum; and

                (ii) in the case of overdue principal and interest with respect to all other Loans outstanding as Base Rate Advances, and all other Obligations hereunder (other than Loans), at a rate in effect for Base Rate Advances plus an additional two percent (2.0%) per annum;

        (c) Interest on each Loan shall accrue from and including the date of such Loan to but excluding the date of any repayment thereof; provided that, if a Loan is repaid on the same day made, one day's interest shall be paid on such Loan. Interest on all Base Rate Advances shall be payable monthly in arrears on the last calendar day of each calendar month. Interest on all outstanding Eurodollar Advances shall be payable on the last day of each Interest Period applicable thereto, and, in the case of Interest Periods in excess of three months, on each day which occurs every 3 months, as the case may be, after the initial date of such Interest Period. Interest on all Loans shall be payable on any conversion of any Advances comprising such Loans into Advances of another Type, prepayment (on the amount prepaid), at maturity (whether by acceleration, notice of prepayment or otherwise) and, after maturity, on demand; and

        (d) The Administrative Agent, upon determining the Adjusted LIBO Rate for any Interest Period, shall promptly notify by telephone (confirmed in writing) or in writing the Borrower and the other Lenders. Any such determination shall, absent manifest error, be final, conclusive and binding for all purposes.

        SECTION 3.04. INTEREST PERIODS.

        (a) In connection with the making or continuation of, or conversion into, each Borrowing of Eurodollar Advances, the Borrower shall select an Interest Period to be applicable to such Eurodollar Advances, which Interest Period shall be either a 1, 2, 3 or 6 month period.

        (b)     Notwithstanding paragraph (a) above:

                (i) The initial Interest Period for any Borrowing of Eurodollar Advances shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing consisting of Advances of another Type) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

                (ii) If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of Eurodollar Advances would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                (iii) Any Interest Period in respect of Eurodollar Advances which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall, subject to part
    (iv) below, expire on the last Business Day of such calendar month; and

                (iv) No Interest Period with respect to the Loans shall extend beyond the Maturity Date.

        SECTION 3.05. FEES.

        (a) The Borrower shall pay to the Administrative Agent, for the account of and distribution of the respective Pro Rata Share to each Lender (subject to the last sentence hereof), a commitment fee (the "Commitment Fee") for the period commencing on the Fourth Amendment Date to and including the Maturity Date, computed at a rate equal to the Applicable Commitment Fee Percentage per annum multiplied by the average daily unused portion of the Commitments of the Lenders, such fee being payable quarterly in arrears on or before the date which is five days following the last day of each fiscal quarter of the Borrower and on the Maturity Date. For purposes of calculating the Commitment Fee, Swingline Loans shall not be considered a usage of the Commitments. Outstanding Letter of Credit Obligations shall be considered a usage of the Commitments.

        (b) The Borrower agrees to pay to the Administrative Agent, for the account of the Lenders, a letter of credit fee equal to the Applicable Margin applicable to Eurodollar Advances multiplied by the daily average amount of Letter of Credit Obligations (the "Letter of Credit Fee"). The Letter of Credit Fee shall be payable by the Borrower quarterly, in arrears, on or before the date which is five days following the last day of each fiscal quarter of the Borrower, and on the Maturity Date.

        (c) On the Fourth Amendment Date, Borrower shall pay to the Administrative Agent for the account of each Lender an amendment fee equal to 0.375% times the Commitment of each such Lender.

        (d) Without duplication of the Term Loan Agreement, the Borrower shall pay to Scotia Capital and the Administrative Agent, for their own account, such fees in the amounts and on the dates set forth in the Fee Letter. The Borrower also shall pay to the Issuer with respect to each Letter of Credit a fronting fee as described in the Fee Letter and other customary administrative, issuance, amendment, payment and negotiation fees.

        SECTION 3.06. VOLUNTARY AND MANDATORY PREPAYMENTS OF BORROWINGS.

        (a)     Voluntary Prepayments

                (i) The Borrower may, at its option, prepay Borrowings consisting of Base Rate Advances at any time in whole, or from time to time in part, in amounts aggregating $100,000 or any greater integral multiple of $100,000, by paying the principal amount to be prepaid together with interest accrued and unpaid thereon to the date of prepayment. Those Borrowings consisting of Eurodollar Advances may be prepaid, at the Borrower's option, in whole, or from time to time in part, in amounts aggregating $1,000,000 or any greater integral multiple of $100,000, by paying the principal amount to be prepaid, together with interest accrued and unpaid thereon to the date of prepayment, and all compensation payments pursuant to Section 3.12 if such prepayment is made on a date other than the last day of an Interest Period applicable thereto. Each such optional prepayment shall be applied in accordance with Section 3.06(a)(iii) below.

                (ii) The Borrower shall give written notice (or telephonic notice confirmed in writing) to the Administrative Agent of any intended prepayment of the Loans (i) prior to 12:00 noon (local time for the Administrative Agent), on the date of any prepayment of Base Rate Advances and (ii) not less than three Business Days prior to any prepayment of Eurodollar Advances. Such notice, once given, shall be irrevocable. Upon receipt of such notice of prepayment, the Administrative Agent shall promptly notify each Lender of the contents of such notice and of such Lender's share of such prepayment.

                (iii) The Borrower, when providing notice of prepayment pursuant to Section 3.06(a)(iii), may designate the Types of Advances and the specific Borrowing or Borrowings which are to be prepaid provided that each prepayment made pursuant to a single Borrowing shall be applied pro rata among the Advances comprising such Borrowing. In the absence of a designation by the Borrower, the Administrative Agent shall, subject to the foregoing, make such designation in its sole discretion. All voluntary prepayments shall be applied pursuant to Section 3.06(c)(i).

        (b) Mandatory Prepayments. After all Loans outstanding under the Term Loan Agreement have been paid in full:

                (i) Net Equity or Debt Proceeds. Concurrently with the receipt by any Consolidated Company of Net Equity or Debt Proceeds, the Borrower shall make a mandatory prepayment of the Loans in an amount equal to 100% of such Net Equity or Debt Proceeds, to be applied as set forth in Sections 3.14 and 3.06(c).

                (ii) Permitted Asset Sales. Concurrently with the receipt by any Consolidated Company of the Net Disposition Proceeds of any Permitted Asset Sale, the Borrower shall make a mandatory prepayment of the Loans in an amount equal to 100% of such Net Disposition Proceeds, to be applied as set forth in Sections 3.14 and 3.06(c).

                (iii) Securitizations. Concurrently with the receipt by any Consolidated Company of the proceeds of any Permitted Receivables Purchase Facility, the Borrower shall make a mandatory prepayment of the Loans in an amount equal to 85% of such proceeds, to be applied as set forth in Sections
    3.14 and 3.06(c).

                (iv) Insurance. Upon the earlier of (i) the occurrence and continuation of an Event of Default, or (ii) one year after the receipt by any Consolidated Company of the net proceeds from any insurance policy or coverage covering any real property portion and related personal property of the Collateral, the Borrower shall make a mandatory prepayment of such Loans in an amount equal to 100% of such net proceeds that have not been used to restore the damaged property to its pre-existing form or replace such property with one of substantially equivalent functionality and value. Notwithstanding the preceding sentence, the Borrower shall make a mandatory prepayment in an amount equal to 100% of any additional insurance proceeds received after the Fourth Amendment Date in excess of $7,500,000 with respect to the fire and explosion occurring on March 5, 2000 at the New River Foundry in Lynchburg, Virginia ("New River") even though New River has already been rebuilt.

        (c)     Application. Amounts prepaid pursuant to Sections 3.06(a) and
(b) shall be applied as follows:

                (i) Subject to Section 3.06(a)(iii) and to subclause (ii) below, each prepayment or repayment of the principal of the Loans shall be applied, to the extent of such prepayment or repayment, first, to the principal amount thereof being maintained as Base Rate Advances, and second, subject to the terms of Section 3.12, to the principal amount thereof being maintained as Eurodollar Advances.

                (ii) Each prepayment of the Loans shall be applied pro rata as to a prepayment of the outstanding principal amount of all such Loans being repaid.

        SECTION 3.07. PAYMENTS MANDATORY REDUCTION OF COMMITMENTS, ETC.

        (a) All mandatory prepayments required to be made under Section 3.06(b) shall permanently reduce the Commitments by an equal amount, regardless of whether Loans of such amount are outstanding.

        (b) Except as otherwise specifically provided herein, all payments under this Agreement and the other Credit Documents shall be made without defense, set-off or counterclaim to the Administrative Agent not later than 1:00 PM (local time for the Administrative Agent) on the date when due and shall be made in Dollars in immediately available funds at its Payment Office.

        (c) (i) All such payments shall be made free and clear of and without set-off, deduction or withholding for any Taxes in respect of this Agreement, the Notes or other Credit Documents, or any payments of principal, interest, fees or other amounts payable hereunder or thereunder (but excluding, except as provided in paragraph (iii) hereof, any Taxes imposed on the overall net income of any Lender pursuant to the laws of the jurisdiction in which the principal executive office or appropriate Lending Office of such Lender is located). If any Taxes are so levied or imposed, the Borrower agrees (A) to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every net payment of all amounts due hereunder and under the Notes and other Credit Documents, after withholding or deduction for or on account of any such Taxes (including additional sums payable under this Section 3.07), will not be less than the full amount provided for herein had no such deduction or withholding been required, (B) to make such withholding or deduction and (C) to pay the full amount deducted to the relevant authority in accordance with applicable law. The Borrower will furnish to the Administrative Agent and each Lender, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Borrower. The Borrower will indemnify and hold harmless the Administrative Agent, the Issuer and each Lender and reimburse the Administrative Agent, the Issuer and each Lender upon written request for the amount of any Taxes so levied or imposed and paid by the Administrative Agent, the Issuer or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or illegally asserted. A certificate as to the amount of such payment by such Lender, the Issuer or the Administrative Agent, absent manifest error, shall be final, conclusive and binding for all purposes.

                (ii) Each Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) agrees to furnish to the Borrower and the Administrative Agent, prior to the time it becomes a Lender hereunder, two copies of either U.S. Internal Revenue Service Form W-8BEN or U.S. Internal Revenue Service Form W-8ECI or any successor forms thereto (wherein such Lender claims entitlement to complete exemption from or reduced rate of U.S. Federal withholding tax on interest paid by the Borrower hereunder) and to provide to the Borrower and the Administrative Agent a new Form W-8BEN or Form W-8ECI or any successor forms thereto if any previously delivered form is found to be incomplete or incorrect in any material respect or upon the obsolescence of any previously delivered form; provided, however, that no Lender shall be required to furnish a form under this paragraph (ii) if it is not entitled to claim an exemption from or a reduced rate of withholding under applicable law. A Lender that is not entitled to claim an exemption from or a reduced rate of withholding under applicable law, promptly upon written request of the Borrower, shall so inform the Borrower in writing.

                (iii) The Borrower shall also reimburse the Administrative Agent, the Issuer and each Lender, upon written request, for any Taxes imposed (including, without limitation, Taxes imposed on the overall net income of the Administrative Agent, the Issuer or such Lender or its applicable Lending Office pursuant to the laws of the jurisdiction in which the principal executive office or the applicable Lending Office of the Administrative Agent, the Issuer or such Lender is located) as the Administrative Agent, the Issuer or such Lender shall determine are payable by the Administrative Agent, the Issuer or such Lender in respect of amounts paid by or on behalf of the Borrower to or on behalf of the Administrative Agent, the Issuer or such Lender pursuant to paragraph (i) hereof.

        (d) Subject to Section 3.04(b)(ii), whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

        (e) All computations of interest and fees shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed), except that interest on Base Rate Advances shall be computed on the basis of a year of 365/366 days for the actual number of days. Interest on Base Rate Advances shall be calculated based on the Base Rate from and including the date of such Loan to but excluding the date of the repayment or conversion thereof. Interest on Eurodollar Advances shall be calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

        (f) Payment by the Borrower to the Administrative Agent in accordance with the terms of this Agreement shall, as to the Borrower, constitute payment to the Lenders under this Agreement.

        SECTION 3.08. INTEREST RATE NOT ASCERTAINABLE, ETC. In the event that the Administrative Agent shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) that on any date for determining the Adjusted LIBO Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market, or the Administrative Agent's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBO Rate then, and in any such event, the Administrative Agent shall forthwith give notice (by telephone confirmed in writing) to the Borrower and to the Lenders, of such determination and a summary of the basis for such determination. Until the Administrative Agent notifies the Borrower that the circumstances giving rise to the suspension described herein no longer exist, the obligations of the Lenders to make or permit portions of the Loans to remain outstanding past the last day of the then current Interest Periods as Eurodollar Advances shall be suspended, and such affected Advances shall bear interest at the Base Rate plus the Base Rate Margin (or at such other rate of interest per annum as the Borrower and each of the Administrative Agent and the Lenders shall have agreed to in writing).

        SECTION 3.09. ILLEGALITY.

        (a) In the event that any Lender shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) at any time that the making or continuance of any Eurodollar Advance has become unlawful by compliance by such Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Lender shall give prompt notice (by telephone confirmed in writing) to the Borrower and to the Administrative Agent of such determination and a summary of the basis for such determination (which notice the Administrative Agent shall promptly transmit to the other Lenders).

        (b) Upon the giving of the notice to the Borrower referred to in subsection (a) above, (i) the Borrower's right to request and such Lender's obligation to make Eurodollar Advances shall be immediately suspended, and such Lender shall make an Advance as part of the requested Borrowing of Eurodollar Advances, bearing interest at the Base Rate plus the applicable Base Rate Margin (or at such other rate of interest per annum as the Borrower and each of the Administrative Agent and such Lender shall have agreed to in writing), which Base Rate Advance shall, for all other purposes, be considered part of such Borrowing, and (ii) if the affected Eurodollar Advance or Advances are then outstanding, each such Advance shall be automatically converted into a Base Rate Advance, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 3.09(b).

        (c) Notwithstanding any other provision contained in this Agreement, the Issuer shall not be obligated to issue any Letter of Credit, nor shall any Lender be obligated to purchase its participation in any Letter of Credit to be issued hereunder, if the issuance of such Letter of Credit or purchase of such participation shall have become unlawful or prohibited by compliance by the Issuer or such Lender in good faith with any law, governmental rule, guideline, request, order, injunction, judgment or decree (whether or not having the force of law); provided that in the case of the obligation of a Lender to purchase such participation, such Lender shall have notified the Issuer to such effect at least three (3) Business Days' prior to the issuance thereof by the Issuer, which notice shall relieve the Issuer of its obligation to issue such Letter of Credit pursuant to Section 2.04 and Section 2.05 hereof.

        SECTION 3.10. INCREASED COSTS.

        (a) (i) If, by reason of (x) after the date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (y) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

                (1) any Lender (or its applicable Lending Office) shall be subject to any tax, duty or other charge with respect to its Eurodollar Advances, Letter of Credit Obligations or its obligation to make Eurodollar Advances or to issue or participate in Letters of Credit, or the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Advances or its obligation to make Eurodollar Advances or to issue or participate in Letters of Credit shall have changed (except for changes in the tax on the overall net income of such Lender or its applicable Lending Office imposed by the jurisdiction in which such Lender's principal executive office or applicable Lending Office is located); or

                (2) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender's applicable Lending Office shall be imposed or deemed applicable or any other condition affecting its Eurodollar Advances, Letter of Credit Obligations or its obligation to make or participate in Eurodollar Advances or Letters of Credit shall be imposed on any Lender or its applicable Lending Office or the London interbank market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding, participating in or maintaining Eurodollar Advances or Letters of Credit (except to the extent already included in the determination of the applicable Adjusted LIBO Rate), or there shall be a reduction in the amount received or receivable by such Lender or its applicable Lending Office, or

                (ii) in the event that any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy not currently in effect or fully applicable as of the Fourth Amendment Date, or any change therein or in the interpretation or application thereof after the Fourth Amendment Date, or compliance by such Lender with any request or directive regarding capital adequacy not currently in effect or fully applicable as of the Fourth Amendment Date (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction, does or shall have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such law, treaty, rule, regulation, guideline or order, or such change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then, in the case of (i) or (ii) above, upon written notice from and demand by such Lender on the Borrower (with a copy of such notice and demand to the Administrative Agent), the Borrower shall from time to time (subject, in the case of certain Taxes, to the applicable provisions of Section 3.07(b)) pay to the Administrative Agent for the account of such Lender within five Business Days after the date of such notice and demand, additional amounts sufficient to indemnify such Lender against such increased cost or reduced yield. A certificate as to the amount of such increased cost or reduced yield submitted to the Borrower and the Administrative Agent by such Lender in good faith and accompanied by a statement prepared by such Lender describing in reasonable detail the basis for and calculation of such increased cost, shall, except for manifest error, be final, conclusive and binding for all purposes.

        (b) If any Lender shall advise the Administrative Agent that at any time, because of the circumstances described in clauses (x) or (y) in Section 3.10(a) or any other circumstances beyond such Lender's reasonable control arising after the date of this Agreement affecting such Lender or the London interbank market or such Lender's position in such markets, the Adjusted LIBO Rate as determined by the Administrative Agent, will not adequately and fairly reflect the cost to such Lender of funding its Eurodollar Advances, then, and in any such event:

                (i) the Administrative Agent shall forthwith give notice (by telephone confirmed in writing) to the Borrower and to the other Lenders of such advice;

                (ii) the Borrower's right to request and such Lender's obligation to make or permit portions of the Loans to remain outstanding past the last day of the then current Interest Periods as Eurodollar Advances shall be immediately suspended; and

                (iii) such Lender shall make an Advance as part of the requested Borrowing of Eurodollar Advances, as the case may be, bearing interest at the Base Rate plus the applicable Base Rate Margin (or at such other rate of interest per annum as the Borrower and each of the Administrative Agent and such Lender shall have agreed to in writing), which Base Rate Advance shall, for all other purposes, be considered part of such Borrowing.

        SECTION 3.11. LENDING OFFICES.

        (a) Each Lender agrees that, if requested by the Borrower, it will use reasonable efforts (subject to overall policy considerations of such Lender) to designate an alternate Lending Office with respect to any of its Eurodollar Advances affected by the matters or circumstances described in Sections 3.07(b), 3.08, 3.09 or 3.10 to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender, which determination if made in good faith, shall be conclusive and binding on all parties hereto. Nothing in this Section
3.11 shall affect or postpone any of the obligations of the Borrower or any right of any Lender provided hereunder.

        (b) If any Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) issues a public announcement with respect to the closing of its lending offices in the United States such that any withholdings or deductions and additional payments with respect to Taxes may be required to be made by the Borrower thereafter pursuant to Section 3.07(b), such Lender shall use reasonable efforts to furnish the Borrower notice thereof as soon as practicable thereafter; provided, however, that no delay or failure to furnish such notice shall in any event release or discharge the Borrower from its obligations to such Lender pursuant to Section 3.07(b) or otherwise result in any liability of such Lender.

        SECTION 3.12. FUNDING LOSSES. The Borrower shall compensate each Lender, upon its written request to the Borrower (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Advances, in either case to the extent not recovered by such Lender in connection with the re-employment of such funds and including loss of anticipated profits), which the Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of, or conversion to or continuation of, Eurodollar Advances to the Borrower does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (ii) if any repayment (including mandatory prepayments and conversions pursuant to Section 3.09(b)) of any Eurodollar Advances by the Borrower occurs on a date which is not the last day of an Interest Period applicable thereto, or (iii) if, for any reason, the Borrower defaults in its obligation to repay its Eurodollar Advances when required by the terms of this Agreement.

        SECTION 3.13. ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR ADVANCES. Calculation of all amounts payable to a Lender under this Article III shall be made as though that

Lender had actually funded its relevant Eurodollar Advances through the purchase of deposits in the relevant market bearing interest at the rate applicable to such Eurodollar Advances in an amount equal to the amount of the Eurodollar Advances and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar Advances from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided however, that each Lender may fund each of its Eurodollar Advances in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article III.

        SECTION 3.14. APPORTIONMENT OF PAYMENTS. Aggregate principal and interest payments in respect of Loans and payments in respect of Letter of Credit Fees and Commitment Fees shall be apportioned among all outstanding Commitments, Letter of Credit Obligations and Loans to which such payments relate, proportionately to the Lenders' respective pro rata portions of such Commitments and outstanding Loans and Letter of Credit Obligations. The Administrative Agent shall promptly distribute to each Lender at its Payment Office set forth beside its name on Schedule 10.01 or such other address as any Lender may request its share of all such payments received by the Administrative Agent.

        SECTION 3.15. SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment or reduction (including, without limitation, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy
Code) of the Obligations (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its pro rata portion of payments or reductions on account of such obligations obtained by all the Lenders (other than, prior to the termination of the Commitments, payments of principal, interest and fees with respect to the Swingline Loans which are payable solely to the Swingline Lender), such Lender shall forthwith (i) notify each of the other Lenders and Administrative Agent of such receipt, and (ii) purchase from the other Lenders such participations in the affected obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest unless the Lender obligated to return such funds is required to pay interest on such funds. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 3.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

        SECTION 3.16. BENEFITS TO GUARANTORS. In consideration of the execution and delivery by the Guarantors of the Guaranty Agreement, the Borrower agreed, subject to the terms of the Existing Loan Agreement, and further agrees, to make extensions of credit thereunder and hereunder available to the Guarantors.

        SECTION 3.17. LIMITATION ON CERTAIN PAYMENT OBLIGATIONS.

        (a) Each Lender or Administrative Agent shall make written demand on the Borrower for indemnification or compensation pursuant to Section 3.07 no later than 90 days after the earlier of (i) the date on which such Lender or Administrative Agent makes payment of such Taxes, and (ii) the date on which the relevant taxing authority or other governmental authority makes written demand upon such Lender or Administrative Agent for payment of such Taxes.

        (b) Each Lender or Administrative Agent shall make written demand on the Borrower for indemnification or compensation pursuant to Section 3.12 no later than 90 days after the event giving rise to the claim for indemnification or compensation occurs.

        (c) Each Lender or Administrative Agent shall make written demand on the Borrower for indemnification or compensation pursuant to Section 3.10 no later than 90 days after such Lender or Administrative Agent receives actual notice or obtains actual knowledge of the promulgation of a law, rule, order or interpretation or occurrence of another event giving rise to a claim pursuant to such sections.

        (d) In the event that the Lenders or Administrative Agent fail to give the Borrower notice within the time limitations prescribed in (a) or (b) above, the Borrower shall not have any obligation to pay such claim for compensation or indemnification. In the event that any Lender or Administrative Agent fails to give the Borrower notice within the time limitation prescribed in
(c) above, the Borrower shall not have any obligation to pay any amount with respect to claims accruing prior to the ninetieth day preceding such written demand.

        SECTION 3.18. LETTER OF CREDIT OBLIGATIONS ABSOLUTE. The obligation of the Borrower to reimburse the Issuer for drawings made under Letters of Credit issued for the account of the Borrower and the Lenders' obligation to honor their participations purchased therein shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including without limitation, the following circumstances:

        (a)     Any lack of validity or enforceability of any Letter of Credit;

        (b) The existence of any claim, set-off, defense or other right which the Borrower or any Subsidiary or Affiliate of the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including without limitation any underlying transaction between the Borrower or any of its Subsidiaries and Affiliates and the beneficiary for which such Letter of Credit was procured); provided that nothing in this Section shall affect the right of the Borrower to seek relief against any beneficiary, transferee, Lender or any other Person in any action or proceeding or to bring a counterclaim in any suit involving such Persons;

        (c) Any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

        (d) Payment by the Issuer under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

        (e) Any other circumstance or happening whatsoever which is similar to any of the foregoing; or

        (f) the fact that a Default or an Event of Default shall have occurred and be continuing.

Nothing in this Section 3.18 shall prevent an action against the Issuer for its gross negligence or willful misconduct in honoring drafts under the Letters of Credit.

        SECTION 3.19. FAILURE TO MAINTAIN MINIMUM REQUIRED RATING. If any Lender has either (a) had its long-term deposit rating reduced below the Minimum Required Rating by either Rating Agency, or (b) in the case of a Lender that is a party to this Agreement on the Closing Date and has, on such date, a long-term deposit rating from the Rating Agencies below the applicable Minimum Required Rating, such Lender has received from either Rating Agency a reduction in its long-term deposit rating from the rating in effect on the Closing Date, such Lender, will, upon the request of the Administrative Agent, assign at par its Commitment and all of its right, title and interest in and to any Letters of Credit or Loans outstanding thereunder, to an Eligible Assignee designated by the Administrative Agent and acceptable to the Borrower in accordance with the terms of this Agreement.

                                  ARTICLE IV.

                 CONDITIONS TO BORROWINGS/FOURTH AMENDMENT DATE

        The obligations of each Lender to issue or participate in Letters of Credit or make Advances to the Borrower, the obligation of the Issuer to issue Letters of Credit for the account of the Borrower and the amendment of the Existing Loan Agreement provided for hereunder is subject to the satisfaction of the following conditions:

        SECTION 4.01. CONDITIONS PRECEDENT TO FOURTH AMENDMENT DATE. On the Fourth Amendment Date, all obligations of the Borrower hereunder incurred prior to such date (including, without limitation, the Borrower's obligations to reimburse the reasonable fees and expenses of counsel to the Administrative Agent and any fees and expenses payable to the Administrative Agent, the Lenders (including Scotia Capital) and their Affiliates pursuant to the Fee Letter or as otherwise previously agreed with the Borrower), shall have been paid in full, and the Administrative Agent shall have received each of the following (unless waived in writing by the Lenders), in form and substance reasonably satisfactory in all respects to the Administrative Agent:

        (a) the duly executed counterparts of the Fourth Amendment executed by the Borrower, the Guarantors and the Required Lenders.

        (b) the duly executed Revolving Credit Notes evidencing the Commitments;

        (c)     the duly executed Swingline Note;

        (d) the duly executed Guaranty Agreement, Security Agreements, Patent Security Agreements, Copyright Security Agreements and Trademark Security Agreements, along with copies of filed UCC-1 financing statements, stock certificates, stock powers endorsed in blank and other documents necessary for the Collateral Agent to receive a first priority, perfected security interest in the Collateral (other than such Collateral that consists of real property) or Capital Securities of Foreign 956 Subsidiaries;

        (e) certificate of the Borrower in substantially the form of Exhibit F attached hereto and appropriately completed:

        (f) certificates of the Secretary or Assistant Secretary of each of the Credit Parties (or, in the case of any Foreign Subsidiary, a comparable company officer) attaching and certifying copies of the resolutions of the boards of directors (or, in the case of any Foreign Subsidiary, the comparable governing body of such entity) of the Credit Parties, authorizing as applicable the execution, delivery and performance of the Credit Documents;

        (g) certificates of the Secretary or an Assistant Secretary of each of the Credit Parties (or, in the case of any Foreign Subsidiary, a comparable company officer) certifying (i) the name, title and true signature of each officer of such entities executing the Credit Documents, and (ii) the bylaws or comparable governing documents of such entities;

        (h) certified copies of the Organic Documents certified by the Secretary of State or the Secretary or Assistant Secretary of such Credit Party, together with certificates of good standing or existence, as may be available from the Secretary of State (or comparable office or registry for each Foreign Subsidiary) of the jurisdiction of incorporation or organization of such Credit Party;

        (i) copies of all documents and instruments, including all consents, authorizations and filings, required or advisable under any Requirement of Law or by any material Contractual Obligation of the Credit Parties, in connection with the execution, delivery, performance, validity and enforceability of the Credit Documents and the other documents to be executed and delivered hereunder, and such consents, authorizations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired without any requests for additional information;

        (j) an internally prepared draft of the Borrower's consolidated financial statements for the fiscal period ending March 31, 2001, certified by the chief financial officer of the Borrower;

        (k) copies of all existing Phase 1 and Phase 2 environmental reports, and such other environmental materials as the Administrative Agent or its counsel shall have reasonably requested with respect to any of the real property portion of the Collateral;

        (l) certificates, reports and other information as the Administrative Agent may reasonably request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from matters relating to employees of the

Consolidated Companies, including employee relations, collective bargaining agreements, Plans, Foreign Plans, and other compensation and employee benefit plans;

        (m) certificates, reports, environmental audits and investigations, and other information as the Administrative Agent may reasonably request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from environmental and employee health and safety exposures to which the Consolidated Companies may be subject, and the plans of the Consolidated Companies with respect thereto;

        (n) certificates, reports and other information as the Administrative Agent may reasonably request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from litigation (including without limitation, products liability and patent infringement claims) pending or threatened against the Consolidated Companies;

        (o) (i) a favorable opinion of Honigman Miller Schwartz and Cohn LLP, counsel to the Credit Parties, substantially in the form Exhibit G-1 addressed to the Administrative Agent and each of the Lenders, (ii) favorable opinions of Foley & Lardner LLP, counsel to the Credit Parties, substantially in the form of Exhibit G-2, addressed to the Administrative Agent and each of the Lenders, (iii) favorable opinions of Kilpatrick Stockton LLP, special Georgia counsel to the Credit Parties, substantially in the form of Exhibit G-3, addressed to the Administrative Agent and each of the Lenders and (iv) the favorable opinion of Mayer, Brown & Platt, special New York counsel to the Administrative Agent, substantially in the form of Exhibit G-4, addressed to the Administrative Agent and each of the Lenders.

        (p) all corporate proceedings and all other legal matters in connection with the authorization, legality, validity and enforceability of the Credit Documents shall be reasonably satisfactory in form and substance to the Required Lenders;

        (q) evidence that the Borrower shall have complied in all respects with Section 4.01 of the Term Loan Agreement and that the First Restatement Date (as defined therein) should have concurrently occurred;

        (r) evidence that any outstanding indebtedness under the Existing Term Loan Agreements in excess of the "Commitments" under the Term Loan Agreement have been repaid and that the accrued commitment fees under the Existing Loan Agreement have been paid;

        (s) an initial Compliance Certificate, as of June 30, 2001, dated the Fourth Amendment Date, duly executed (and with all schedules thereto duly completed) and delivered by the chief financial or accounting officer of the Borrower;

        (t) insurance certificates, from one or more insurance companies satisfactory to the Administrative Agent, evidencing coverage required to be maintained pursuant to each Credit Document and showing the Collateral Agent as loss payee and additional insured.

        (u) the Lenders shall have received an acknowledgment from the Borrower that it has no lender liability (or similar) claims, setoffs or defenses against any of the Lenders as a result of any actions or omissions by the Lenders prior to the Fourth Amendment Date;

        (v) there shall be at least $50,000,000 in unutilized Commitments after giving effect to the transactions contemplated hereby; and

        (w) the Borrower shall have paid all attorney fees of the Administrative Agent to the extent invoiced on or prior to the Fourth Amendment Date.

        SECTION 4.02. CONDITIONS TO ALL LOANS AND LETTERS OF CREDIT. At the time of the making of all Loans and the issuance of any Letter of Credit (before as well as after giving effect to such Loans or Letters of Credit and to the proposed use of the proceeds thereof), the following conditions shall have been satisfied or shall exist:

        (a)     there shall exist no Default or Event of Default;

        (b) all representations and warranties by the Borrower contained in the Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loans or such issuance date;

        (c) since the date of the most recent financial statements of the Consolidated Companies described in Section 5.14, there shall have been no material change (whether or not any notice with respect to such change has been furnished to the Lenders pursuant to Section 6.07);

        (d) there shall be no material action or proceeding instituted or pending before any court or other governmental authority or, to the knowledge of the Borrower, threatened seeking to prohibit or restrict one or more Credit Party's ownership or operation of any portion of its business or assets, or to compel one or more Credit Party to dispose of or hold separate all or any portion of its businesses or assets, where such portion or portions of such business(es) or assets, as the case may be, constitute a material portion of the total businesses or assets of the Consolidated Companies; and

        (e) the Loans to be made and the use of proceeds thereof or the Letters of Credit to be issued, as the case may be, shall not contravene, violate or conflict with, or involve the Administrative Agent or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority applicable to the Borrower.

        Each request for a Borrowing and the acceptance by the Borrower of the proceeds thereof and each request for the issuance or extension of a Letter of Credit shall constitute a representation and warranty by the Borrower, as of the date of the Loans comprising such Borrowing or the date of the issuance or extension of such Letter of Credit, that the applicable conditions specified in Sections 4.01 and 4.02 have been satisfied or waived in writing.

                                   ARTICLE V.

                         REPRESENTATIONS AND WARRANTIES

        The Borrower (as to itself and all other Consolidated Companies) represents and warrants as follows:

        SECTION 5.01. CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Except as set forth on Schedule 5.01(a), each of the Consolidated Companies (other than the German Subsidiaries set forth in the next sentence) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of Intermet Neunkirchen Foundry GmbH, Intermet Services GmbH and Intermet Europe GmbH is a German company with limited liability duly organized, validly existing and in good standing under the laws of Germany. Each of the Consolidated Companies (i) has the corporate power and authority and the legal right to own and operate its property and to conduct its business, (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership of property or the conduct of its business requires such qualification, and (iii) is in compliance with all material Requirements of Law. The jurisdiction of incorporation or organization, and the ownership of all issued and outstanding Capital Securities and other equity interests, for each Subsidiary as of the date of this Agreement is accurately described on Schedule 5.01.

        SECTION 5.02. CORPORATE POWER; AUTHORIZATION. Each of the Credit Parties has the corporate power and authority to make, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of such Credit Documents. Except as set forth on Schedule 5.02, no consent or authorization of, or filing with, any Person (including, without limitation, any governmental authority), is required in connection with the execution, delivery or performance by any Credit Party, or the validity or enforceability against any Credit Party, of the Credit Documents, other than such consents, authorizations or filings which have been made or obtained (other than routine filings with the Securities and Exchange Commission).

        SECTION 5.03. ENFORCEABLE OBLIGATIONS. This Agreement has been duly executed and delivered, and each other Credit Document will be duly executed and delivered, by the respective Credit Parties, and this Agreement constitutes, and each other Credit Document when executed and delivered will constitute, legal, valid and binding obligations of the Credit Parties, respectively, enforceable against the Credit Parties in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

        SECTION 5.04. NO LEGAL BAR. The execution, delivery and performance by the Credit Parties of the Credit Documents will not violate any Requirement of Law or cause a breach or default under any of their respective Contractual Obligations.

        SECTION 5.05. NO MATERIAL LITIGATION OR INVESTIGATIONS. Except as set forth on Schedule 5.05 or in any notice furnished to the Lenders pursuant to
Section 6.07(g) at or prior to
the respective times the representations and warranties set forth in this
Section 5.05 are made or deemed to be made hereunder, no litigation, investigations or proceedings of or before any courts, tribunals, arbitrators or governmental authorities are pending or, to the knowledge of the Borrower, threatened by or against any of the Consolidated Companies, or against any of their respective properties or revenues, existing or future (a) with respect to any Credit Document, or any of the transactions contemplated hereby or thereby, or (b) which, if adversely determined, would reasonably be expected to have a Materially Adverse Effect.

        SECTION 5.06. INVESTMENT COMPANY ACT, ETC. None of the Consolidated Companies is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). None of the Consolidated Companies is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any foreign, federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed, guarantee such indebtedness, or pledge its assets to secure such indebtedness, as contemplated hereby or by any other Credit Document.

        SECTION 5.07. MARGIN REGULATIONS. No part of the proceeds of any of the Loans have been or will be used for any purpose which violates, or which would be inconsistent or not in compliance with, the provisions of the applicable Margin Regulations.

        SECTION 5.08. COMPLIANCE WITH ENVIRONMENTAL LAWS.

        (a) Except as set forth on Schedule 5.08 attached hereto, the Consolidated Companies have received no notices of material claims or potential liability under, and are in compliance with, all applicable Environmental Laws.

        (b) Except as set forth on Schedule 5.08 attached hereto, none of the Consolidated Companies has received any notice of material violation, or notice of any action, either judicial or administrative, from any governmental authority (whether United States or foreign) relating to the actual or alleged material violation of any Environmental Law, including, without limitation, any notice of any actual or alleged spill, leak, or other release of any Hazardous Substance, waste or hazardous waste by any Consolidated Company or its employees or agents, or as to the existence of any contamination on any properties owned by any Consolidated Company.

        (c) Except as set forth on Schedule 5.08 attached hereto, the Consolidated Companies have obtained all necessary governmental permits, licenses and approvals which are material to the operations conducted on their respective properties, including without limitation, all required material permits, licenses and approvals for (i) the emission of air pollutants or contaminants, (ii) the treatment or pretreatment and discharge of waste water or storm water, (iii) the treatment, storage, disposal or generation of hazardous wastes, (iv) the withdrawal and usage of ground water or surface water, and (v) the disposal of solid wastes.

        (d) The Borrower has provided to the Administrative Agent, copies of all existing Phase 1 and Phase 2 environmental reports, and such other environmental materials as the Administrative Agent or its counsel shall have reasonably requested, with respect to any of the real property portion of the Collateral;

        SECTION 5.09. INSURANCE. The Consolidated Companies currently maintain insurance with respect to their respective properties and businesses, with financially sound and reputable insurers, having coverages against losses or damages of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance being in amounts no less than those amounts which are customary for such companies under similar circumstances. The Consolidated Companies have paid all material amounts of insurance premiums now due and owing with respect to such insurance policies and coverages, and such policies and coverages are in full force and effect.

        SECTION 5.10. NO DEFAULT. None of the Consolidated Companies is in default under or with respect to any material Contractual Obligation.

        SECTION 5.11. NO BURDENSOME RESTRICTIONS. Except as set forth on
Schedule 5.11 or in any notice furnished to the Lenders pursuant to Section 6.07 at or prior to the respective times the representations and warranties set forth in this Section 5.11 are made or deemed to be made hereunder, none of the Consolidated Companies is a party to or bound by any Contractual Obligation or Requirement of Law which has had or would reasonably be expected to have a Materially Adverse Effect.

        SECTION 5.12. TAXES. Except as set forth on Schedule 5.12, each of the Consolidated Companies has filed or caused to be filed all declarations, reports and tax returns which are required to have been filed, and has paid all taxes, custom duties, levies, charges and similar contributions ("taxes" in this Section 5.12) shown to be due and payable on said returns or on any assessments made against it or its properties, and all other taxes, fees or other charges imposed on it or any of its properties by any governmental authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided in its books); and no tax liens have been filed and, to the knowledge of the Borrower, no claims are being asserted with respect to any such taxes, fees or other charges.

        SECTION 5.13. SUBSIDIARIES. Except as disclosed on Schedule 5.01 or in any notice given to the Lenders pursuant to Section 6.07 at or prior to the respective times this representation and warranty is made or deemed to be made hereunder, the Borrower has no Subsidiaries and neither the Borrower nor any Subsidiary is a joint venture partner, partner in any partnership or member of a limited liability company.

        SECTION 5.14. FINANCIAL STATEMENTS.

        (a) The Borrower has furnished to the Administrative Agent and the Lenders (i) the audited consolidated balance sheet as of December 31, 2000 of the Borrower and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, including in each case the related schedules and notes, (ii) the unaudited balance sheet of the Borrower presented on a consolidated basis as at the end of the first Fiscal Quarter of 2001, and the related unaudited consolidated statements of income, shareholders' equity and cash flows presented on a consolidated basis for the year-to-date period then ended, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter of the Borrower's previous Fiscal Year. The foregoing financial statements fairly present in all material respects the consolidated financial condition of the Borrower as at the dates thereof and results of operations for such periods in conformity with GAAP consistently applied (subject, in the case of quarterly financial statements, to normal year-end audit adjustments and the absence of certain footnotes).

        (b) The 5-year projections for the Consolidated Companies, which were provided to the Administrative Agent and the Lenders prior to the date hereof, were prepared by the Borrower in good faith and based upon historical financial information and assumptions that the Borrower deems reasonable and appropriate.

        (c) The Consolidated Companies taken as a whole do not have any material Contingent Liabilities, or material liabilities for known taxes, long-term leases or unusual forward or long-term commitments not reflected in the financial statements mentioned in this Section 5.14 or the notes thereto. Since December 31, 2000, there have been no material changes with respect to the Consolidated Companies.

        SECTION 5.15. ERISA. Except as disclosed on Schedule 5.15 or in any notice furnished to the Lenders pursuant to Section 6.07 at or prior to the respective times the representations and warranties set forth in this Section
5.15 are made or deemed to be made hereunder:

        (a) Identification of Plans. (i) None of the Consolidated Companies nor any of their respective ERISA Affiliates maintains or contributes to, or has during the past two years maintained or contributed to, any Plan that is subject to Title IV of ERISA, and (ii) none of the Consolidated Companies maintains or contributes to any Foreign Plan.

        (b) Compliance. Each Plan and each Foreign Plan maintained by the Consolidated Companies have at all times been maintained, by their terms and in operation, in compliance with all applicable laws, and the Consolidated Companies are subject to no material tax or penalty with respect to any Plan of such Consolidated Company or any ERISA Affiliate thereof, including without limitation, any tax or penalty under Title I or Title IV of ERISA or under Chapter 43 of the Code, or any tax or penalty resulting from a loss of deduction under Sections 404, or 419 of the Code.

        (c) Liabilities. The Consolidated Companies are subject to no material liabilities (including withdrawal liabilities) with respect to any Plans or Foreign Plans of such Consolidated Companies or any of their ERISA Affiliates, including without limitation, any liabilities arising from Titles I or IV of ERISA, other than obligations to fund benefits under an ongoing Plan and to pay current contributions, expenses and premiums with respect to such Plans or Foreign Plans.

        (d)     Funding.

                (i) The Consolidated Companies and, with respect to any Plan which is subject to Title IV of ERISA, each of their respective ERISA Affiliates, have made full and timely payment of all material amounts (A) required to be contributed under the terms of each Plan and applicable law, and (B) required to be paid as expenses (including PBGC or other premiums) of each Plan. No Plan subject to Title IV of ERISA has a material "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA. The Consolidated Companies are subject to no material liabilities with respect to post-retirement medical benefits.

                (ii) With respect to any Foreign Plan, reasonable reserves have been established in accordance with prudent business practice or where required by generally accepted accounting practices in the jurisdiction where the Foreign Subsidiary maintains its principal place of business or in which the Foreign Plan is maintained. The aggregate unfunded liabilities, after giving effect to any reserves for such liabilities, with respect to such Foreign Plans, together with all other liabilities referred to in this
    Section 5.15 (taken as a whole), would not have a Materially Adverse Effect.

        SECTION 5.16. PATENTS, TRADEMARKS, LICENSES, ETC. Except as set forth on
Schedule 5.16 or in any notice furnished to the Lenders pursuant to Section 6.07 at or prior to the respective times the representations and warranties set forth in this Section 5.16 are made or deemed to be made hereunder, (i) the Consolidated Companies have obtained and hold in full force and effect all material patents, trademarks, service marks, trade names, copyrights, licenses and other such rights, free from burdensome restrictions, which are necessary for the operation of their respective businesses as presently conducted, and
(ii) to the best of the Borrower's knowledge, no product, process, method, service or other item presently sold by or employed by any Consolidated Company in connection with such business infringes any patents, trademark, service mark, trade name, copyright, license or other right owned by any other person and there is not presently pending, or to the knowledge of the Borrower, threatened, any material claim or litigation against or affecting any Consolidated Company contesting such Person's right to sell or use any such product, process, method, substance or other item.

        SECTION 5.17. OWNERSHIP OF PROPERTY. Except as set forth on Schedule 5.17, (i) each Consolidated Company that is not a Foreign Subsidiary has good and marketable fee simple title to or a valid leasehold interest in all of its real property and good title to, or a valid leasehold interest in, all of its other property and (ii) each Foreign Subsidiary owns or has a valid leasehold interest in all of its real property and owns or has a valid leasehold interest in, all of its other properties, in the case of clauses (i) and (ii) as such properties are reflected in the consolidated balance sheet of the Consolidated Companies as of December 31, 2000 referred to in Section 5.14, other than properties disposed of in the ordinary course of business since such date or as otherwise permitted by the terms of this Agreement, subject to no Lien or title defect of any kind, except Liens permitted hereby and title defects not constituting material impairments in the intended use for such properties. The Consolidated Companies enjoy peaceful and undisturbed possession under all of their respective leases.

        SECTION 5.18. FINANCIAL CONDITION. On the Fourth Amendment Date and after giving effect to the transactions contemplated by this Agreement and the other Credit Documents, including without limitation, the use of the proceeds of the Loans as provided in Section 2.01, each of the Credit Parties is Solvent.

        SECTION 5.19. LABOR MATTERS. Since December 31, 2000, the Consolidated Companies have experienced no material strikes, labor disputes, slow downs or work stoppages due to labor disagreements, and, to the best knowledge of the Borrower, there are no such material strikes, disputes, slow downs or work stoppages threatened against any Consolidated Company. Since December 31, 2000, the hours worked and payment made to employees of the Consolidated Companies have not been in violation in any material respect of the Fair Labor Standards Act (in the case of Consolidated Companies that are not Foreign Subsidiaries) or any other applicable law dealing with such matters. All material payments due from the Consolidated Companies, or for which any claim may be made against the Consolidated Companies, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as liabilities on the books of the Consolidated Companies.

        SECTION 5.20. PAYMENT OR DIVIDEND RESTRICTIONS. Except as set forth in
Section 7.05 or described on Schedule 5.20 or as expressly permitted by the terms of this Agreement, none of the Consolidated Companies is party to or subject to any agreement or understanding restricting or limiting the payment of any dividends or other distributions by any such Consolidated Company.

        SECTION 5.21. DISCLOSURE. None of the factual information heretofore or contemporaneously furnished in writing to any Lender or Agent by or on behalf of any Credit Party in connection with any Credit Document or any transaction contemplated hereby contains any untrue statement of a material fact, or omits to state any material fact necessary to make any information not misleading, and no other factual information hereafter furnished in connection with any Credit Document by or on behalf of any Credit Party to any Lender or Agent will contain any untrue statement of a material fact or will omit to state any material fact necessary to make any information not misleading on the date as of which such information is dated or certified. Except as may be set forth herein (including the Schedules attached hereto) or in any notice furnished to the Lenders pursuant to Section 6.07 at or prior to the respective times the representations and warranties set forth in this Section 5.21 are made or deemed to be made hereunder, there is no fact known to the Borrower which is having, or is reasonably expected to have, a Materially Adverse Effect.

        SECTION 5.22. SECURITY DOCUMENTS. The Security Documents are effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, legal, valid and enforceable first priority Lien on and security interest in all right, title and interest of the Credit Parties in the Collateral described therein.

                                   ARTICLE VI.

                              AFFIRMATIVE COVENANTS

    So long as any Commitment remains in effect hereunder or any Note or other Obligation shall remain unpaid or any Letter of Credit shall remain outstanding, the Borrower will (unless waived in writing by the Required Lenders):

        SECTION 6.01. CORPORATE EXISTENCE, ETC. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence (except for mergers, divestitures and consolidations permitted pursuant to Section 7.03), its material rights, franchises, and licenses, and its material patents and copyrights (for the scheduled duration thereof), trademarks, trade names, service marks and other intellectual property rights, necessary or desirable in the normal conduct of its business, and its qualification to do business as a foreign corporation in all jurisdictions where it conducts business or other activities making such qualification necessary.

        SECTION 6.02. COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Subsidiaries to comply with all material Requirements of Law (including, without limitation, the Environmental Laws) and Contractual Obligations applicable to or binding on any of them.

        SECTION 6.03. PAYMENT OF TAXES AND CLAIMS, ETC. Pay, and cause each of its Subsidiaries to pay, (i) all taxes, duties, levies, assessments and governmental charges imposed upon it or upon its property, and (ii) all claims (including, without limitation, claims for labor, materials, supplies or services) which might, if unpaid, become a Lien upon its property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and adequate reserves are maintained in its books with respect thereto in accordance with GAAP.

        SECTION 6.04. KEEPING OF BOOKS. Keep, and cause each of its Subsidiaries to keep, proper books of record and account in accordance with GAAP, containing complete and accurate entries of all their respective financial and business transactions.

        SECTION 6.05. VISITATION, INSPECTION, ETC. Permit, and cause each of its Subsidiaries to permit, any representative of the Administrative Agent or any Lender to visit and inspect any of its property, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as the Administrative Agent or such Lender may reasonably request after reasonable prior notice to the Borrower; provided, however, that at any time following the occurrence and during the continuance of a Default or an Event of Default, no prior notice to the Borrower shall be required.

        SECTION 6.06. INSURANCE; MAINTENANCE OF PROPERTIES.

        (a) Maintain or cause to be maintained with financially sound and reputable insurers, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts as are customary for such companies under similar circumstances; provided, however, that in any event the Borrower shall use its best efforts to maintain, or cause to be maintained, insurance in amounts and with coverages not materially less favorable to any Consolidated Company as in effect on the date of this Agreement, except where the costs of maintaining such insurance would, in the judgment of both the Borrower and the Administrative Agent, be excessive.

        (b) Cause, and cause each of the Consolidated Companies to cause, all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, settlements and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 6.06 shall prevent the Borrower from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its business or the business of any Consolidated Company.

        SECTION 6.07. REPORTING COVENANTS. Furnish to each Lender:

        (a) Annual Financial Statements. As soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, balance sheets of the Consolidated Companies as at the end of such year, presented on a consolidated basis, and the related statements of income, and cash flows of the Consolidated Companies for such Fiscal Year, presented on a consolidated basis, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and accompanied by a report thereon of Ernst & Young, LLP or other independent public accountants of comparable recognized national standing, which such report shall be without any Impermissible Qualification and shall state that such financial statements present fairly in all material respects the financial condition as at the end of such Fiscal Year on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such Fiscal Year in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

        (b) Quarterly Financial Statements. As soon as available and in any event within 60 days after the end of each Fiscal Quarter of the Borrower (other than the fourth Fiscal Quarter), balance sheets of the Consolidated Companies as at the end of such Fiscal Quarter presented on a consolidated basis and the related statements of income, shareholders' equity, and cash flows of the Consolidated Companies for such Fiscal Quarter and for the portion of the Borrower's Fiscal Year ended at the end of such Fiscal Quarter, presented on a consolidated basis setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the Borrower's previous Fiscal Year, all in reasonable detail and certified by the chief financial officer or principal accounting officer of the Borrower that such financial statements fairly present in all material respects the financial condition of the Consolidated Companies as at the end of such Fiscal Quarter on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such Fiscal Quarter and such portion of the Borrower's Fiscal Year, in accordance with GAAP consistently applied (subject to normal year-end audit adjustments and the absence of certain footnotes);

        (c) No Default/Compliance Certificate. Together with the financial statements required pursuant to subsection (b) above, and also within 60 days after the end of each Fiscal Year of the Borrower, a certificate substantially in the form of Exhibit I attached hereto of the president, chief executive officer, chief financial officer or principal accounting officer of the Borrower
(i) to the effect that, based upon a review of the activities of the Consolidated Companies and such financial statements during the period covered thereby, there exists no Event of Default and no Default under this Agreement, or if there exists an Event of Default or a Default hereunder, specifying the nature thereof and the proposed response thereto,

(ii) demonstrating in reasonable detail compliance as at the end of such Fiscal Year or such Fiscal Quarter with Section 6.08 and Sections 7.01 through 7.06;

        (d) Auditor's No Default Certificate. Together with the financial statements required pursuant to subsection (a) above, a certificate of the accountants who prepared the report referred to therein, to the effect that, based upon their audit, there exists no Default or Event of Default under this Agreement, or if there exists a Default or Event of Default hereunder, specifying the nature thereof;

        (e) Insurance Certificate. Together with the financial statements required pursuant to subsection (a) above, insurance certificates, from one or more insurance companies satisfactory to the Administrative Agent, evidencing coverage required to be maintained pursuant to each Credit Document and showing the Collateral Agent as loss payee and additional insured.

        (f) Three Year Projections. Within 30 days after the end of each Fiscal Year of the Borrower, 3-year projections for the Consolidated Companies prepared in good faith and based upon historical financial information and assumptions that the Borrower deems reasonable and appropriate, certified by the chief financial officer or principal accounting officer of the Borrower;

        (g) Notice of Default. Promptly after any Executive Officer of the Borrower has notice or knowledge of the occurrence of an Event of Default or a Default, a certificate of the chief financial officer or principal accounting officer of the Borrower specifying the nature thereof and the proposed response thereto;

        (h) Litigation and Investigations. Promptly after (i) the occurrence thereof, notice of the institution of or any material adverse development in any material action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against any Consolidated Company, or any material property of any thereof, or (ii) actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration;

        (i) Environmental Notices. Promptly after receipt thereof, notice of any actual or alleged violation, or notice of any action, claim or request for information, either judicial or administrative, from any governmental authority relating to any actual or alleged claim, notice of potential responsibility under or violation of any Environmental Law, or any actual or alleged spill, leak, disposal or other release of any waste, petroleum product, or hazardous waste or Hazardous Substance by any Consolidated Company which could result in penalties, fines, claims or other liabilities to any Consolidated Company in amounts in excess of $2,000,000;

        (j) ERISA. (A)(i) Promptly after the occurrence thereof with respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof, or any trust established thereunder, notice of (A) a "reportable event" described in
Section 4043 of ERISA and the regulations issued from time to time thereunder (other than a "reportable event" not subject to the provisions for 30-day notice to the PBGC under such regulations), or (B) any other event which could subject any Consolidated Company to any tax, penalty or liability under Title I or

Title IV of ERISA or Chapter 43 of the Code, or any tax or penalty resulting from a loss of deduction under Sections 404 or 419 of the Code, or any tax, penalty or liability under any Requirement of Law applicable to any Foreign Plan, where any such taxes, penalties or liabilities exceed or could exceed $2,000,000 in the aggregate;

                (ii) Promptly after such notice must be provided to the PBGC, or to a Plan participant, beneficiary or alternative payee, any notice required under Section 101(d), 302(f)(4), 303, 307, 4041(b)(1)(A) or 4041(c)(1)(A) of
ERISA or under Section 401(a)(29) or 412 of the Code with respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof;

                (iii) Promptly after receipt, any notice received by any Consolidated Company or any ERISA Affiliate thereof concerning the intent of the PBGC or any other governmental authority to terminate a Plan of such Company or ERISA Affiliate thereof which is subject to Title IV of ERISA, to impose any liability on such Company or ERISA Affiliate under Title IV of ERISA or Chapter 43 of the Code;

                (iv) Upon the request of the Administrative Agent, promptly upon the filing thereof with the Internal Revenue Service ("IRS") or the Department of Labor ("DOL"), a copy of IRS Form 5500 or annual report for each Plan of any Consolidated Company or ERISA Affiliate thereof which is subject to Title IV of ERISA;

                (v) Upon the request of the Administrative Agent, (A) true and complete copies of any and all documents, government reports and IRS determination or opinion letters or rulings for any Plan of any Consolidated Company from the IRS, PBGC or DOL, (B) any reports filed with the IRS, PBGC or DOL with respect to a Plan of the Consolidated Companies or any ERISA Affiliate thereof, or (C) a current statement of withdrawal liability for each Multiemployer Plan of any Consolidated Company or any ERISA Affiliate thereof;

                (vi) Promptly upon any Consolidated Company becoming aware thereof, notice that (i) any material contributions to any Foreign Plan have not been made by the required due date for such contribution and such default cannot immediately be remedied, (ii) any Foreign Plan is not funded to the extent required by the law of the jurisdiction whose law governs such Foreign Plan based on the actuarial assumptions reasonably used at any time, or (iii) a material change is anticipated to any Foreign Plan.

        (k) Liens. Promptly upon any Consolidated Company becoming aware thereof, notice of the filing of any federal statutory Lien, tax or other state or local government Lien or any other Lien affecting their respective properties, other than those Liens expressly permitted by Section 7.02;

        (l) Public Filings, Etc. Promptly upon the filing thereof or otherwise becoming available, copies of all financial statements, annual, quarterly and special reports, proxy statements and notices sent or made available generally by the Borrower to its public security holders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by any of them with any securities exchange, and of all press releases and other statements made available generally to the public containing material developments in the business or financial condition of the Borrower and the other Consolidated Companies;

        (m) Burdensome Restrictions, Etc. Promptly upon the existence or occurrence thereof, notice of the existence or occurrence of (i) any Contractual Obligation or Requirement of Law described in Section 5.11, (ii) failure of any Consolidated Company to hold in full force and effect those material trademarks, service marks, patents, trade names, copyrights, licenses and similar rights necessary in the normal conduct of its business, and (iii) any strike, labor dispute, slow down or work stoppage as described in Section 5.19;

        (n) New Subsidiaries. Within 30 days after the formation or acquisition of any Subsidiary, or any other event resulting in the creation of a new Subsidiary, or the domestication of any Foreign Subsidiary, notice of the formation or acquisition of such Subsidiary or such occurrence, including a description of the assets of such entity, the activities in which it will be engaged, and such other information as the Administrative Agent may request; and

        (o) Other Information. With reasonable promptness, any other information about the Consolidated Companies as the Administrative Agent or any Lender may reasonably request from time to time.

        SECTION 6.08. FINANCIAL COVENANTS.

        (a) Fixed Charge Coverage Ratio. Maintain as of the last day of each Fiscal Quarter set forth below, a Fixed Charge Coverage Ratio equal to or greater than the Fixed Charge Coverage Ratio set forth opposite such Fiscal
Quarter:


                     Fiscal Quarter                  Fixed Charge Coverage Ratio
                     --------------                  ---------------------------

         2nd Fiscal Quarter 2001 through 1st                 E  1.25:1.0
         Fiscal Quarter 2002

         2nd Fiscal Quarter 2002 through 1st                 E  1.00:1.0
         Fiscal Quarter 2003

         2nd Fiscal Quarter 2003 through 3rd                 E  1.50:1.0
         Fiscal Quarter 2003

         4th Fiscal Quarter 2003 and each                    E  2.00:1.0
         Fiscal Quarter thereafter

        (b) Consolidated EBITDA to Consolidated Interest Expense. Maintain as of the last day of each Fiscal Quarter set forth below, a minimum ratio of Consolidated EBITDA to Consolidated Interest Expense, calculated for the immediately preceding four Fiscal Quarters, of equal to or greater than the ratio set forth opposite such Fiscal Quarter:


                                                    Ratio of Consolidated EBITDA
                     Fiscal Quarter               to Consolidated Interest Expense
                     --------------               --------------------------------

         2nd Fiscal Quarter 2001 through 2nd               E 2.75:1.0
         Fiscal Quarter 2002

         3rd Fiscal Quarter 2002 through 1st               E 3.00:1.0
         Fiscal Quarter 2003

         2nd Fiscal Quarter 2003 through 4th               E 3.25:1.0
         Fiscal Quarter 2003

         1st Fiscal Quarter 2004 and each                  E 3.50:1.0
         Fiscal Quarter thereafter

        (c) Funded Debt to Consolidated EBITDA. Maintain as of the last day of each Fiscal Quarter set forth below, a maximum ratio of Funded Debt to Consolidated EBITDA, calculated for the immediately preceding four Fiscal Quarters, of less than or equal to the ratio set forth opposite such Fiscal
Quarter:


                                                        Ratio of Funded Debt
                     Fiscal Quarter                    to Consolidated EBITDA
                     --------------                    ----------------------

         2nd Fiscal Quarter 2001 through 4th               E 4.50:1.0
         Fiscal Quarter 2001

         1st Fiscal Quarter 2002 through 2nd               E 4.25:1.0
         Fiscal Quarter 2002
                                                           E 4.00:1.0
         3rd Fiscal Quarter 2002

         4th Fiscal Quarter 2002 through 1st               E 3.75:1.0
         Fiscal Quarter 2003

         2nd Fiscal Quarter 2003 through 4th               E 3.50:1.0
         Fiscal Quarter 2003

         1st Fiscal Quarter 2004 and each                  E 3.25:1.0
         Fiscal Quarter thereafter

; provided that following the closing of the first Permitted Receivables Purchase Facility, the numerator of such maximum ratio shall be decreased by 0.50.

        (d) Capital Expenditures. The Borrower will not, and will not permit its Subsidiaries to, make or commit to make Capital Expenditures in any Fiscal Year which aggregate in excess of the following amounts set forth opposite each such Fiscal Year:


                             Fiscal Year              Maximum Amount
                             -----------              --------------
                                2001                    $50,000,000
                                2002                    $50,000,000
                                2003                    $50,000,000
                                2004                    $50,000,000

; provided that the difference between any such amount for any Fiscal Year and the lower actual amount of Capital Expenditures in such Fiscal Year may be added to the maximum amount for the following Fiscal Year, but not any subsequent Fiscal Year.

        SECTION 6.09. NOTICES UNDER CERTAIN OTHER INDEBTEDNESS. Immediately upon its receipt thereof, the Borrower shall furnish the Administrative Agent a copy of any notice received by it or any other Consolidated Company from the holder(s) of Indebtedness of the Consolidated Companies (or from any trustee, agent, attorney, or other party acting on behalf of such holder(s)) in an amount which, in the aggregate, exceeds $2,000,000, where such notice states or claims
(i) the existence or occurrence of any default or event of default with respect to such Indebtedness under the terms of any indenture, loan or credit agreement, debenture, note, or other document evidencing or governing such Indebtedness, or
(ii) the existence or occurrence of any event or condition which requires or permits holder(s) of any Indebtedness to exercise rights under any Change in Control Provision.

        SECTION 6.10. ADDITIONAL CREDIT PARTIES AND COLLATERAL.

        (a) Unless the Required Lenders otherwise agree, promptly after (i) the formation or acquisition (provided that nothing in this Section shall be deemed to authorize the acquisition of any entity not otherwise permitted hereunder) of any Subsidiary not listed on Schedule 5.01 (other than a Receivables Subsidiary or a Special Purpose Vehicle or unless such Subsidiary holds no assets and conducts no business), (ii) the domestication of any Foreign Subsidiary, (iii) the occurrence of any other event creating a new Subsidiary, or (iv) a Subsidiary ceases to be, or the Borrower desires that such Subsidiary cease to be, an Inactive Subsidiary, the Borrower shall cause to be executed and delivered a counterpart to the Guaranty Agreement and the Subsidiary Pledge and Security Agreement and Mortgages from each such Subsidiary that is not a Foreign 956 Subsidiary, together with related documents with respect to such Subsidiary of the kind described in Section 4.01(e), (f), (g), (h) and (o), all in form and substance satisfactory to the Administrative Agent and the Required Lenders.

        (b) In the event that any Foreign Subsidiary ceases to be a Foreign 956 Subsidiary, the Borrower shall cause to be executed and delivered a counterpart to the Guaranty Agreement and the Subsidiary Pledge and Security Agreement (with respect to all property except for more than 65% of the Capital Securities of any other Foreign 956 Subsidiary) and Mortgages from such Foreign Subsidiary and if such Foreign Subsidiary is a direct Subsidiary of the Borrower or of a Domestic Subsidiary, the Borrower shall, or shall cause such Domestic

Subsidiary to, pledge 100% of the Capital Securities of such Foreign Subsidiary to the Collateral Agent for the benefit of the Secured Parties pursuant to the Borrower Pledge and Security Agreement or the Subsidiary Pledge and Security Agreement, as applicable, together with related documents with respect to such Foreign Subsidiary of the kind described in Section 4.01(e), (f), (g), (h) and
(o), all in form and substance satisfactory to the Administrative Agent and the Required Lenders.

        (c) In the event that any Foreign 956 Subsidiary which is a direct Subsidiary of the Borrower or of a Domestic Subsidiary ceases to be, or the Borrower desires that such Subsidiary cease to be, an Inactive Subsidiary, the Borrower shall, or shall cause such Domestic Subsidiary to, pledge 65% of the Capital Securities of such Foreign Subsidiary to the Collateral Agent for the benefit of the Secured Parties pursuant to the Borrower Pledge and Security Agreement or the Subsidiary Pledge and Security Agreement, as applicable, together with related documents with respect to such Foreign Subsidiary of the kind described in Section 4.01(e), (f), (g), (h) and (o), all in form and substance satisfactory to the Administrative Agent and the Required Lenders.

        SECTION 6.11. MORTGAGES. Within 30 days of the Fourth Amendment Date, there shall have been placed of record in the appropriate public records Mortgages and if required, UCC-1 financing statements, covering all of the real property and fixtures owned or subject to long-term lease in the U.S. by the Borrower or any Domestic Subsidiary. In connection with the recording of such Mortgages, the Borrower shall deliver to the Collateral Agent (within the time periods set forth) the following items

        (a) Within 30 days of the Fourth Amendment Date, commitments for lender's title insurance policies (the "Title Commitments") in favor of the Collateral Agent for the benefit of the Secured Parties in amounts and in form and substance and issued by insurers, satisfactory to the Administrative Agent, with respect to each property purported to be covered by the Mortgages;

        (b) Within 45 days of the Fourth Amendment Date, current as-built surveys of each property purported to be covered by each Mortgage, together with surveyor's certificates, such surveys and surveyor's certificates to be acceptable to the Administrative Agent in form and substance and otherwise conforming with the Title Commitments;

        (c) Within 75 days of the Fourth Amendment Date, final, fully paid, lender's policies of title insurance, conforming with the Title Commitments and insuring that title to such property is vested in the entity delivering the Mortgage and that the interests created by each such Mortgage constitute valid first Liens thereon free and clear of all defects and encumbrances other than as approved by the Administrative Agent. Such policies shall also include (to the extent available) revolving credit endorsements, comprehensive endorsements, variable rate endorsements, tie-in endorsements, access endorsements and such other endorsements as the Administrative Agent shall reasonably request;

        (d) not later than the delivery of the final title insurance policies, opinions of counsel for each state in which the subject properties are situated, opining as to the enforceability of the Mortgages and such other matters as the Administrative Agent shall require, each substantially in the form of Exhibit G-5.

        (e) not later than the delivery of the final title insurance policies, such other approvals or documents as the Administrative Agent may request in form and substance satisfactory to the Administrative Agent including consents and estoppel agreements from landlords, in form and substance satisfactory to the Administrative Agent and the title insurer.

        SECTION 6.12. FOREIGN PLEDGES. Within 45 days of the Fourth Amendment Date, the Borrower shall, and shall cause its Subsidiaries to, execute and deliver all such Security Documents and other documents, and take all such actions, as shall be necessary for the Collateral Agent to receive a first priority, perfected pledge of 65% of the Capital Securities of all Foreign 956 Subsidiaries that are direct Subsidiaries of the Borrower or of a Domestic Subsidiary. In connection with such pledges, the Borrower shall deliver to the Collateral Agent and the Secured Lenders opinions of counsel for each jurisdiction in which such a Foreign 956 Subsidiary is organized, which shall be in form and substance satisfactory to the Administrative Agent.

        SECTION 6.13. CONTROL AGREEMENTS. Within 30 days of the Fourth Amendment Date, each Consolidated Company shall have entered into a Control Agreement with the Collateral Agent and each depository bank (other than a Lender) with which it maintains a deposit account.

                                  ARTICLE VII.

                               NEGATIVE COVENANTS

        So long as any Commitment remains in effect hereunder or any Note or other Obligation shall remain unpaid or any Letter of Credit Obligation shall remain outstanding, the Borrower will not and will not permit any Subsidiary to (unless waived in writing by the Required Lenders):

        SECTION 7.01. INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, other than:

        (a) Indebtedness under this Agreement, the Term Loan Agreement or otherwise outstanding on the Fourth Amendment Date as set forth on Schedule 7.01 attached hereto;

        (b) unsecured current liabilities (other than liabilities for borrowed money or liabilities evidenced by promissory notes, bonds or similar instruments) incurred in the ordinary course of business;

        (c)     Investments in the form of intercompany loans permitted by
Section 7.06(a) hereof;

        (d) Subordinated Debt which is unsecured and approved as to terms and conditions by the Administrative Agent and the Required Lenders;

        (e) Indebtedness of a Person which is acquired by or consolidated with a Consolidated Company as long as such Indebtedness is not obtained in contemplation of such acquisition and such acquisition is in compliance with
Section 7.03;

        (f) purchase money Indebtedness up to an aggregate amount of $15,000,000 at any time outstanding to the extent secured by a Lien permitted pursuant to Section 7.02(e);

        (g) subject to Section 3.06(b) other Indebtedness of the Borrower; provided, that such Indebtedness shall not have the benefit of any guaranties not benefiting the Obligations, and will have representations and warranties, covenants, events of default and conditions to borrowing which are not more restrictive than the provisions of this Agreement; and

        (h) Indebtedness of German Subsidiaries (with no Contingent Liability to the Borrower or any Domestic Subsidiary) in an aggregate amount outstanding at any time not to exceed the equivalent of $15,000,000; and

        (i) Receivables Program Obligations pursuant to a Permitted Receivables Purchase Facility,

        SECTION 7.02. LIENS. Create, incur, assume or suffer to exist any Lien on any of its property now owned or hereafter acquired other than:

        (a)     Liens existing on the Fourth Amendment Date and disclosed on
Schedule 7.02 and Liens in favor of the Administrative Agent and/or the Lenders to secure the Obligations;

        (b) Liens for taxes not yet due, and Liens for taxes or Liens imposed by ERISA which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in its books in accordance with GAAP;

        (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in its books in accordance with GAAP;

        (d) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

        (e)     Liens securing Indebtedness permitted by Section 7.01(f);

        (f) Liens arising in connection with any Permitted Receivables Purchase Facility but attaching only to the Permitted Receivables;

        (g) Liens securing Indebtedness permitted by Section 7.01(g); provided, that such Liens have been consented to by the Super-Majority Lenders; and

        (h)     Liens securing Indebtedness permitted by Section 7.01(h).

        SECTION 7.03. MERGERS, ACQUISITIONS, DIVESTITURES.

        (a) Merge or consolidate with any other Person, except that the foregoing restrictions shall not be applicable to:

                (i) mergers or consolidations of (x) any Subsidiary with and into any other Subsidiary which is a Guarantor or (y) any Subsidiary with and into the Borrower; or

                (ii) mergers or consolidations which result in Acquisitions of Persons engaged in businesses in which the Borrower is engaged on the Fourth Amendment Date or substantially related thereto and as otherwise permitted by Section 7.10 of this Agreement where the surviving corporation is a wholly-owned Subsidiary of the Borrower (or will become a wholly-owned Subsidiary within six (6) months of such Acquisition) and such Acquisition is in compliance with subsection (c) hereof;

    provided that before and after giving effect to any such mergers or consolidations, (w) the Borrower is in compliance with Section 6.08 hereof (as demonstrated by delivery of pro forma financial covenants calculations prepared in compliance with clause (c) hereof); (x) no other Default or Event of Default exists hereunder; (y) in the event of such merger or consolidation, the surviving Person is a Consolidated Company and complies with Section 6.10 hereof, if applicable, and (z) the Borrower is the surviving corporation in connection with any merger or consolidation to which it is a party;

        (b) Sell or otherwise dispose of the Capital Securities of a Subsidiary of the Borrower except as permitted pursuant to Section 7.04(c); or

        (c) Make or permit any Acquisition other than an Acquisition of Persons engaged in businesses in which the Borrower is engaged on the Fourth Amendment Date or substantially related thereto and as otherwise permitted pursuant to Section 7.10 of this Agreement; provided that:

                (i) after giving effect to such Acquisition, assets comprising such Acquisition are owned by the Borrower or a wholly-owned Subsidiary of the Borrower, or, in the case of a stock purchase, such Person is a wholly-owned Subsidiary of the Borrower or is merged into the Borrower or a wholly-owned Subsidiary of the Borrower;

                (ii) prior to the consummation of such Acquisition, the Borrower provides to the Lenders calculations evidencing the Borrower's compliance on a pro forma basis with the financial covenants set forth in
    Section 6.08 hereof on the last day of the immediately preceding Fiscal Quarter of the Borrower, calculated with respect to the immediately preceding four Fiscal Quarters of the Borrower as if the Acquisition (and any other Acquisitions previously consummated during or after the immediately preceding four Fiscal Quarters of the Borrower) had been consummated on the first day of such period;

                (iii) such Acquisition shall have been approved in advance by a majority of the board of directors of the seller; and

                (iv) no Default or Event of Default shall exist hereunder or shall result therefrom and the Borrower shall comply with the provisions of
    Section 6.10 hereof,

provided that the total aggregate value of all Acquisitions under Sections 7.03(a)(ii) and 7.03(c) since the Fourth Amendment Date shall not exceed $25,000,000 unless the ratio of Funded Debt to Consolidated EBITDA on the last day of the immediately preceding Fiscal Quarter of the Borrower, calculated for the immediately preceding four Fiscal Quarters of the Borrower, is less than or equal to 3.00:1.0 (or, following the closing of any Permitted Receivables Purchase Facility, 2.50:1.0), both before and after giving effect (on a pro forma basis) to the consummation of such Acquisitions as of the first day of such period.

        SECTION 7.04. ASSET SALES.

        Sell, lease or otherwise dispose of its accounts, property, Capital Securities of its Subsidiaries or other assets; provided, however, that the foregoing restrictions on Asset Sales shall not be applicable to:

        (a)     sales of inventory in the ordinary course of business;

        (b) sales of equipment or other personal property being replaced by equipment or other personal property purchased as a capital expenditure item;

        (c) subject to Section 3.06(b), Asset Sales comprised of Capital Securities of Subsidiaries or all or substantially all of the assets of any Subsidiary for cash so long as the applicable Consolidated Company receives consideration at the time of such Asset Sale equal to the Fair Market Value, as determined in good faith by the board of directors of the Borrower, the determination of which shall be evidenced by a certified resolution by the Secretary or Assistant Secretary of the Borrower and where, on the date of execution of a binding obligation to make such Asset Sale (provided that if the Asset Sale is not consummated within six (6) months of such execution, then on the date of consummation of such Asset Sale rather than on the date of execution of such binding obligation):

                (x) at least 30 days (but not more than 60 days) prior to the date of execution of such binding obligation (or, if the Asset Sale is not consummated within six months of such execution, the date of consummation of such Asset Sale), the Borrower shall have delivered to the Administrative Agent a notice of such Asset Sale (i) stating the nature and terms of such Asset Sale (including, without limitation, a description of the consideration payable by the purchaser) and the nature and use of the proceeds of the transaction and (ii) including calculations of the pro forma financial tests contained in clause (y) below; and

                (y) on a pro forma basis, after giving effect to such Asset Sale and the use of proceeds thereof as if such Asset Sale and use of proceeds had occurred on the first day of the applicable period, the calculations of the financial covenant ratios described in paragraphs
        (a), (b) and (c) of Section 6.08 as of the last day of the Fiscal Quarter most recently ended are in compliance with the requirements of such paragraphs;

        (d) subject to Section 3.06(b), other Asset Sales (other than sales of Capital Securities of Subsidiaries or all or substantially all of the assets of any Subsidiary) for cash, so long as the applicable Consolidated Company receives consideration at the time of such Asset Sale equal to the Fair Market Value;

        (e) To the extent that, on any date of determination, the value of Margin Stock of the Borrower and its Subsidiaries, whether now owned or hereafter acquired, in the aggregate exceeds twenty-five percent (25%) of the total assets of the Borrower and its Subsidiaries on such date which assets are subject to the restriction of this Section 7.04, sales of such excess Margin Stock for fair value where the proceeds of such sale are held by a Consolidated Company as cash or invested in cash equivalents such as certificates of deposit, U.S. government securities, commercial paper with a term of 90 days or less which is rated A-1/P-1 or other money market instruments;

        (f) subject to Section 3.06(b), the sale, transfer, lease, contribution or conveyance of Permitted Receivables pursuant to a Permitted Receivables Purchase Facility to a Receivables Subsidiary;

        (g) subject to Section 3.06(b), the sale, transfer, lease, contribution or conveyance of Permitted Receivables pursuant to a Permitted Receivables Purchase Facility by a Receivables Subsidiary to a Special Purpose Vehicle;

provided, that notwithstanding the foregoing, no transaction pursuant to clauses
(c) or (d) above shall be permitted if (i) any Default or Event of Default exists at the time of such transaction or would exist as a result of such transaction or (ii) on the date of execution of a binding obligation to make such Asset Sale (provided that if the Asset Sale is not consummated within six
(6) months of such execution, then on the date of consummation of such Asset Sale rather than on the date of execution of such binding obligation), after giving effect to the proposed Asset Sale, the aggregate Asset Value of all Asset Sales made pursuant to clauses (c) or (d) by the Consolidated Companies since the Fourth Amendment Date would not exceed $25,000,000 immediately after giving effect to such lease, transfer, contribution or conveyance.

        SECTION 7.05. DIVIDENDS, ETC. Declare or pay any dividend or other distribution on any class of its Capital Securities, or make any payment to purchase, redeem, retire or acquire any Subordinated Debt or Capital Securities or any option, warrant, or other right to acquire such Subordinated Debt or Capital Securities (each, a "Restricted Payment"), other than:

                (i) dividends payable solely in shares of any class of its Capital Securities;

                (ii) cash dividends by wholly-owned direct or indirect Subsidiaries of the Borrower; and

                (iii) other cash dividends declared and paid, and all other Restricted Payments made, after the Fourth Amendment Date in an aggregate amount not to exceed $5,000,000 in any Fiscal Year of the Borrower;

provided, however, no such dividend or other Restricted Payment may be declared or paid pursuant to clause (iii) above unless no Default or Event of Default exists at the time of such declaration or Restricted Payment, or would exist as a result of such declaration or Restricted Payment.

        SECTION 7.06. INVESTMENTS, LOANS, ETC. Make, permit or hold any Investments (in a single transaction or in a series of related transactions) other than:

        (a) Investments in Domestic Subsidiaries which are Guarantors under this Agreement, whether such Subsidiaries are Guarantors on the Fourth Amendment Date or become Guarantors in accordance with Section 6.10 after the Fourth Amendment Date; provided, however, nothing in this Section 7.06 shall be deemed to authorize an Investment pursuant to this subsection (a) in any Person that is not a Guarantor prior to such Investment;

        (b)     Investments in the following securities:

                (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case supported by the full faith and credit of the United States and maturing within one year from the date of creation thereof;

                (ii) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by a nationally recognized credit rating agency;

                (iii) time deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000, including without limitation, any such deposits in Eurodollars issued by a foreign branch of any such bank or trust company;

                (iv) mid-term notes of corporations existing under the laws of the United States rated in the highest grade by a nationally recognized credit rating agency; and

                (v) municipal "lower floater" bonds rated A or better (or backed by a letter of credit rated A or better) by a nationally recognized credit rating agency;

        (c)     Investments made by Plans and Foreign Plans;

        (d) Investments outstanding on the Fourth Amendment Date and listed on Schedule 7.06 hereto;

        (e) (i) Investments (other than those permitted by paragraphs (a) through (d) above), including loans to employees, officers and other Persons (other than Subsidiaries) and (ii) Investments after the Fourth Amendment Date in Foreign Subsidiaries, in an aggregate combined amount not to exceed $12,500,000;

        (f) Investments in a Receivables Subsidiary consisting of Permitted Receivables and Purchase Money Notes in payment for Permitted Receivables in an amount consented to by the Administrative Agent (such consent not to be unreasonably withheld); and

        (g) Investments by a Receivables Subsidiary in a Special Purpose Vehicle in an amount consented to by the Administrative Agent (such consent not to be unreasonably withheld).

        SECTION 7.07. SALE AND LEASEBACK TRANSACTIONS. Sell or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which any Consolidated Company intends to use for substantially the same purpose or purposes as the property being sold or transferred, except as set forth on Schedule 7.07.

        SECTION 7.08. TRANSACTIONS WITH AFFILIATES.

        (a) Enter into any material transaction or series of related transactions which in the aggregate would be material, whether or not in the ordinary course of business, with any Affiliate of any Consolidated Company (but excluding any Affiliate which is also a Consolidated Company), other than on terms and conditions substantially as favorable to such Consolidated Company as would be obtained by such Consolidated Company at the time in a comparable arm's-length transaction with a Person other than an Affiliate (it being understood that any Permitted Receivables Purchase Facility shall be deemed to satisfy this clause); and

        (b) Convey or transfer to any other Person (including any other Consolidated Company) any real property, buildings, or fixtures used in the manufacturing or production operations of any Consolidated Company, or convey or transfer to any other Consolidated Company any other assets (excluding conveyances or transfers in the ordinary course of business) if at the time of such conveyance or transfer any Default or Event of Default exists or would exist as a result of such conveyance or transfer.

        SECTION 7.09. PREPAYMENTS OF SUBORDINATED DEBT IN VIOLATION THEREOF. Directly or indirectly, prepay, purchase, redeem, retire, defease or otherwise acquire, or make any optional payment on account of any principal of, interest on, or premium payable in connection with any of its Subordinated Debt, in each case, which is a violation of the subordination provisions of such Subordinated Debt or a violation of Section 7.05.

        SECTION 7.10. CHANGES IN BUSINESS. Enter into any business which is substantially different from that presently conducted by the Consolidated Companies taken as a whole (which includes iron and aluminum foundry operations and machining).

        SECTION 7.11. LIMITATION ON PAYMENT RESTRICTIONS AFFECTING CONSOLIDATED COMPANIES. Create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction on the ability of any Consolidated Company (other than a Receivables Subsidiary) to (i) pay dividends or make any other distributions on such Consolidated Company's Capital Securities, or (ii) pay any indebtedness owed to the Borrower or any other Consolidated Company, or (iii) transfer any of its property or assets to the Borrower or any other Consolidated Company or (iv) grant a Lien in favor of the Lenders securing the obligations, except any consensual encumbrance or restriction existing under the Credit Documents or as set forth on Schedule 5.20 or a Lien upon Permitted Receivables.

        SECTION 7.12. ACTIONS UNDER CERTAIN DOCUMENTS. Without the prior written consent of the Administrative Agent and the Required Lenders, modify, amend or supplement any agreement governing Subordinated Debt to (i) increase the principal amount of the indebtedness thereunder, (ii) increase the interest rate thereunder, (iii) modify any requirement of prepayment or repayment thereunder which would shorten the final maturity or average life of the indebtedness outstanding thereunder or make the requirement of prepayment more onerous, (iv) make any more onerous any other provision thereof, or (v) amend or modify the subordination provisions thereof.

        SECTION 7.13. FISCAL YEAR. Make any change in the Fiscal Year of the Borrower or the Consolidated Companies.

        SECTION 7.14. DEPOSIT ACCOUNTS. Maintain any deposit account or deposit any items or amounts in any deposit account, except: (i) deposit accounts maintained with the Lenders, or (ii) deposit accounts as to which each respective Consolidated Company, the Collateral Agent and the depositary bank have entered into an agreement that the depositary bank will comply with instructions originated by the Collateral Agent directing disposition of the funds in the account upon an Event of Default without further consent by such Consolidated Company (a "Control Agreement"), substantially in the form of Exhibit K, with such changes as are reasonably acceptable to the Collateral Agent.

        SECTION 7.15. RECEIVABLES FACILITY. Amend or modify, or permit the amendment or modification of, any provision of a Receivables Document if, as a result of such amendment or modification:

        (a) a Receivables Subsidiary would not be required to apply all funds available to it (after giving effect to the allocation of funds to reserves required under the terms of the Receivables Documents and the payment of general and administrative operating expenses and to the payment of interest, principal and other amounts owed under the Receivables Documents) to pay the purchase price for Receivables (including any deferred portion of the purchase price);

        (b) the degree of recourse to any Consolidated Company under or in the respect of the Receivables Documents is increased in any material respect; or

        (c)     the Invested Amount with respect thereto shall fall below
$60,000,000.

        Notwithstanding anything to the contrary contained in this Section, any changes to the Receivables Documents which relate to the Borrower's and/or any other Receivables Seller's servicing or origination of Permitted Receivables shall be permitted.

        SECTION 7.16. FOREIGN HOLDING COMPANIES. Permit any Foreign Holding Company to (a) own any assets other than the Capital Securities of Subsidiaries of which sixty-five percent (65%) of such Capital Securities of each such first-tier Foreign 956 Subsidiary has been pledged to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Subsidiary Pledge and Security Agreement or appropriate Security Documents, (b) make any expenditures other than such minimal expenditures necessary to maintain its separate corporate existence and good standing in the state of its incorporation, (c) create, incur, assume or otherwise become liable with respect to any Indebtedness other than its obligations pursuant to the Guaranty Agreement and the First Amended and Restated Guaranty Agreement of even date herewith with respect to the Term Loan Agreement, (d) have any employees or engage in any trade or business, (e) merge or consolidate with any other Person, (f) sell or otherwise transfer any of its assets or (g) create, incur, assume or permit to exist any Lien on any of its assets.

                                 ARTICLE VIII.

                                EVENTS OF DEFAULT

    Upon the occurrence and during the continuance of any of the following specified events (each an "Event of Default"):

        SECTION 8.01. PAYMENTS. The Borrower shall fail to make promptly when due (including, without limitation, by mandatory prepayment) any principal, interest or fee payment with respect to the Loans, or the Borrower shall fail to make within five (5) days after the due date thereof any payment of any other amount payable hereunder or any of the Obligations;

        SECTION 8.02. COVENANTS WITHOUT NOTICE. The Borrower shall fail to observe or perform any covenant or agreement contained in Sections 6.07(f), 6.08, 6.11, 7.01 through 7.07, 7.09 through 7.16.

        SECTION 8.03. OTHER COVENANTS. The Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement, other than those referred to in Sections 8.01 and 8.02, and, if capable of being remedied, such failure shall remain unremedied for thirty (30) days after the earlier of (i) the Borrower's obtaining knowledge thereof, or (ii) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender;

        SECTION 8.04. REPRESENTATIONS. Any representation or warranty made or deemed to be made by the Borrower or any other Credit Party or by any of its officers under this Agreement or any other Credit Document (including the Schedules attached thereto), or any certificate or other document submitted to the Administrative Agent or the Lenders by any such Person pursuant to the terms of this Agreement or any other Credit Document, shall be incorrect in any material respect when made or deemed to be made or submitted;

        SECTION 8.05. NON-PAYMENTS OF OTHER INDEBTEDNESS. Any Consolidated Company shall fail to make when due (whether at stated maturity, by acceleration, on demand or otherwise, and after giving effect to any applicable grace period) any payment of principal of or interest on any Indebtedness (other than the Obligations) exceeding $5,000,000 in the aggregate;

        SECTION 8.06. DEFAULTS UNDER OTHER AGREEMENTS. Any Consolidated Company (other than a Receivables Subsidiary) shall fail to observe or perform within any applicable grace period any covenants or agreements contained in any agreements or instruments relating to any of its Indebtedness exceeding $5,000,000 in the aggregate, or any other event shall occur if the effect of such failure or other event is to accelerate, or to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of such Indebtedness; or any such Indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment) in whole or in part prior to its stated maturity; or there occurs any termination, liquidation, unwind or similar event or circumstance under any Permitted Receivables Purchase Facility, which permits any purchaser of receivables thereunder to cease purchasing such receivables or to apply all collections on previously purchased receivables thereunder to the repayment of such purchaser's interest in such previously purchased receivables other than any such event or circumstance that arises solely as a result of a down-grading of the credit rating of any bank or financial institution not affiliated with the Borrower that provides liquidity, credit or other support in connection with such facility;

        SECTION 8.07. BANKRUPTCY.

        (a) The Borrower or any other Consolidated Company (other than a Receivables Subsidiary) shall commence a voluntary case concerning itself under the Bankruptcy Code or applicable foreign bankruptcy laws; or any Consolidated Company (other than a Receivables Subsidiary) commences proceedings of its own bankruptcy or to be granted a suspension of payments or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to any Consolidated Company (other than a Receivables Subsidiary), or any Consolidated Company (other than a Receivables Subsidiary) makes a general assignment for the benefit of creditors; or any Consolidated Company (other than a Receivables Subsidiary) shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or any Consolidated Company (other than a Receivables Subsidiary) shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or any Consolidated Company (other than a Receivables Subsidiary) shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by any Consolidated Company (other than a Receivables Subsidiary) for the purpose of effecting any of the foregoing; or

        (b) an involuntary case for bankruptcy is commenced against any Consolidated Company (other than a Receivables Subsidiary) and the petition is not controverted within 20 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) or similar official under applicable foreign bankruptcy laws is appointed for, or takes charge of, all or any substantial part of the property of any Consolidated Company (other than a Receivables Subsidiary); or there is commenced against any Consolidated Company (other than a Receivables Subsidiary) proceedings of its own bankruptcy or to be granted a suspension of payments or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to any Consolidated Company (other than a Receivables Subsidiary) which remains undismissed for a period of 60 days; or any Consolidated Company (other than a Receivables Subsidiary) is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Consolidated Company (other than a Receivables Subsidiary) suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days.

        SECTION 8.08. ERISA. A Plan or Foreign Plan of a Consolidated Company or a Plan subject to Title IV of ERISA of any of its ERISA Affiliates:

                (i) shall fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan or Foreign Plan, Section 412 of the Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan or Foreign Plan under applicable law, the terms of such Plan or Foreign Plan or Section 412 of the Code or Section 303 of ERISA; or

                (ii) is being, or has been, terminated or the subject of termination proceedings under applicable law or the terms of such Plan or Foreign Plan; or

                (iii) shall require a Consolidated Company to provide security under applicable law, the terms of such Plan or Foreign Plan, Section 401 or 412 of the Code or Section 306 or 307 of ERISA; or

                (iv) results for any reason, in a liability (including without limitation, withdrawal liability) to a Consolidated Company under applicable law, the terms of such Plan or Foreign Plan, or Title IV of ERISA;

and there shall result from any such failure, waiver, termination or other event a liability to the PBGC (or any similar Person with respect to any Foreign
Plan), a Plan or any other Person that would be in excess of $5,000,000;

        SECTION 8.09. MONEY JUDGMENT. A judgment or order for the payment of money in excess of $5,000,000 or otherwise having a Materially Adverse Effect shall be rendered against the Borrower or any other Consolidated Company (other than a Receivables Subsidiary) and such judgment or order shall continue unsatisfied (in the case of a money judgment) and in effect for a period of 30 days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise);

        SECTION 8.10. OWNERSHIP OF CREDIT PARTIES. If the Borrower shall at any time fail to own and control one hundred percent (100%) of the voting Capital Securities of any Credit Party, either directly or indirectly through a wholly-owned Subsidiary of the Borrower, except for (x) as a result of any Asset Sale permitted pursuant to Section 7.04(c) hereof, and (y) with respect to any Credit Party or Foreign Subsidiary whose Capital Securities are acquired by one of the Consolidated Companies after the Fourth Amendment Date where the Borrower shall, directly or indirectly, maintain ownership and control of the percentage of voting Capital

Securities owned and controlled as of the date such Person became a Credit Party hereunder or a Foreign Subsidiary or such greater percentage as shall thereafter be obtained, directly or indirectly by the Borrower;

        SECTION 8.11. CHANGE IN CONTROL OF THE BORROWER. Any Change of Control of the Borrower or any "Change of Control" or like event as defined in any indenture or other agreement or instrument pursuant to which Indebtedness or equity is issued or Receivables are sold by a Consolidated Company, shall occur or exist;

        SECTION 8.12. DEFAULT UNDER OTHER CREDIT DOCUMENTS. There shall exist or occur any "Event of Default" as provided under the terms of any other Credit Document, or any Credit Document ceases to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of the Borrower or any other Credit Party, or at any time it is or becomes unlawful for the Borrower or any other Credit Party to perform or comply with its obligations under any Credit Document, or the obligations of the Borrower or any other Credit Party under any Credit Document are not or cease to be legal, valid and binding on the Borrower or any such Credit Party;

        SECTION 8.13. ATTACHMENTS. An attachment or similar action shall be made on or taken against any of the assets of any Consolidated Company with an Asset Value exceeding $5,000,000 in aggregate and is not removed, suspended or enjoined within 30 days of the same being made or any suspension or injunction being lifted;

        SECTION 8.14. DEFAULT UNDER THE TERM LOAN AGREEMENT. There shall exist or occur any "Event of Default" as defined in the Term Loan Agreement; or

        SECTION 8.15. IMPAIRMENT OF SECURITY, ETC. Any Security Document or any Lien granted thereunder shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Credit Party thereto; any Credit Party or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Security Document, any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien;

then, and in any such event, and at any time thereafter if any Event of Default shall then be continuing, the Administrative Agent may, with the consent of the Required Lenders, and upon the written (including telecopied) or telex request of the Required Lenders, shall, by written notice to the Borrower take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against the Borrower or any other Credit Party: (i) declare all Commitments terminated (if they have not previously terminated), whereupon the pro rata Commitments of each Lender shall terminate immediately and any commitment fee shall forthwith become due and payable without any other notice of any kind; and
(ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing under this Agreement, including without limitation, an amount equal to the maximum amount which would be available at any time to be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letter of Credit), to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided, that, if an Event of Default specified in Section 8.07 shall occur, the result which would occur upon the giving of written notice by the Administrative Agent to any Credit Party, as specified in clauses (i) and (ii) above, shall occur automatically without the giving of any such notice; and (iii) exercise any rights or remedies under the Security Documents. As long as any Letter of Credit shall remain outstanding, any amounts described in clause (ii) above with respect to Letters of Credit, when received by the Issuer, shall be deposited in a cash collateral account as cash collateral for the obligations of the Borrower under Article II of this Agreement in the event of any drawing under a Letter of Credit, and upon drawing under any outstanding Letter of Credit in respect of which the Issuer has deposited in the cash collateral account any amounts described in clause (ii) above, the Issuer shall pay such amounts to itself to reimburse itself for the amount of such drawing.

                                   ARTICLE IX.

                            THE ADMINISTRATIVE AGENT

        SECTION 9.01. APPOINTMENT OF ADMINISTRATIVE AGENT. Each Lender hereby designates Scotia Capital as Administrative Agent to administer all matters concerning the Loans and Letters of Credit and to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize the Administrative Agent to take such actions on its behalf under the provisions of this Agreement, the other Credit Documents, and all other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through their agents or employees.

        SECTION 9.02. AUTHORIZATION OF ADMINISTRATIVE AGENT WITH RESPECT TO THE SECURITY DOCUMENTS.

        (a) Each Lender hereby authorizes the Administrative Agent in its capacity as Collateral Agent to enter into each of the Security Documents substantially in the form attached hereto, and to take all action contemplated thereby. All rights and remedies under the Security Documents may be exercised by the Administrative Agent for the ratable benefit of the Secured Parties. The Lenders further agree that the Administrative Agent may assign its rights and obligations under any of the Security Documents to any affiliate of the Administrative Agent or to any trustee, if necessary or appropriate under applicable law, which assignee in each such case shall (subject to compliance with any requirements of applicable law governing the assignment of such Security Documents) be entitled to all the rights of the Administrative Agent under and with respect to the applicable Security Document.

        (b) In each circumstance where, under any provision of any Security Document, the Administrative Agent shall have the right to grant or withhold any consent, exercise any remedy, make any determination or direct any action by the Administrative Agent on behalf of the Lenders under such Security Document, the Administrative Agent shall act in respect of such consent, exercise of remedies, determination or action, as the case may be, with the consent of and at the direction of the Required Lenders; provided, however, that no such consent of the Required Lenders shall be required with respect to any consent, determination or other matter that is, in the Administrative Agent's judgment, ministerial or administrative in nature. In each circumstance where any consent of or direction from the Required Lenders is required, the Administrative Agent shall send to the Lenders a notice setting forth a description in reasonable detail of the matter as to which consent or direction is requested and the Administrative Agent's proposed course of action with respect thereto. The Lenders shall endeavor to respond promptly to such request but in the event the Administrative Agent shall not have received a response from any Lender within five (5) Business Days after such Lender's receipt of such notice, such Lender shall be deemed not to have agreed to the course of action proposed by the Administrative Agent.

        (c) The Lenders hereby acknowledge that the Collateral is not being held and the Security Documents are not being entered into, by the Collateral Agent for their sole benefit, but for the ratable benefit of the Secured Parties.

        SECTION 9.03. NATURE OF DUTIES OF ADMINISTRATIVE AGENT. The Administrative Agent shall have no duties or except those expressly set forth in this Agreement and the other Credit Documents. None of the Administrative Agent nor any of its respective officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be ministerial and administrative in nature; the Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or the other Credit Documents except as expressly set forth herein.

        SECTION 9.04. LACK OF RELIANCE ON THE ADMINISTRATIVE AGENT. Independently and without reliance upon the Administrative Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Credit Parties in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Credit Parties, and, except as expressly provided in this Agreement, the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

        SECTION 9.05. CERTAIN RIGHTS OF THE ADMINISTRATIVE AGENT. If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act, unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability in any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the

Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

        SECTION 9.06. RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cable gram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Administrative Agent may consult with legal counsel (including counsel for any Credit Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

        SECTION 9.07. INDEMNIFICATION OF ADMINISTRATIVE AGENT. To the extent the Administrative Agent is not reimbursed and indemnified by the Credit Parties, each Lender will reimburse and indemnify the Administrative Agent, ratably according to the respective amounts of the Loans outstanding under all Facilities (or if no amounts are outstanding, ratably in accordance with the aggregate Commitments), in either case, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement or the other Credit Documents; provided that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct.

        SECTION 9.08. THE ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligation to lend under this Agreement, the Loans made by it and the Notes issued to it, the Administrative Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties specified herein; and the terms "Lenders", "Required Lenders", "holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Consolidated Companies or any affiliate of the Consolidated Companies as if it were not performing the duties specified herein, and may accept fees and other consideration from the Consolidated Companies for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

        SECTION 9.09. HOLDERS OF NOTES. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

        SECTION 9.10. SUCCESSOR ADMINISTRATIVE AGENT.

        (a) The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed with or without cause by the Required Lenders; provided, however, the Administrative Agent may not resign or be removed until a successor Administrative Agent has been appointed and shall have accepted such appointment. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent and, unless an Event of Default has occurred and is continuing, subject to the Borrower's prior written approval, not to be unreasonably withheld. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent. which shall be a bank which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $100,000,000 and, unless an Event of Default has occurred and is continuing, subject to the Borrower's prior written approval.

        (b) Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this
Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Administrative Agent under this Agreement.

        SECTION 9.11. OTHER AGENTS. Each Lender hereby designates Bank One, Michigan as Syndication Agent, SunTrust as Documentation Agent, Comerica Bank, as Managing Agent, and The Bank of New York, Harris Trust and Savings Bank and PNC Bank, National Association, as Co-Agents. The Syndication Agent, the Documentation Agent, the Managing Agent and the Co-Agents, in such capacities, shall have no duties or obligations whatsoever under this Agreement or any other Credit Document.

        SECTION 9.12. EXCULPATION. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under any Credit Document, or in connection therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of any Credit Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Credit Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by any Credit Party of its Obligations. Any such inquiry which may be made by the Administrative Agent shall not obligate it to make any further inquiry or to take any action. The Administrative Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Administrative Agent believes to be genuine and to have been presented by a proper Person.

        SECTION 9.13. DEFAULTS. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or an Event of Default unless the Administrative Agent has received a written notice from a Lender or the Borrower specifying such Default or an Event of Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default or an Event of Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 10.02) take such action with respect to such Default or an Event of Default as shall be directed by the Required Lenders; provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or an Event of Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or all Lenders, as the case may be.

                                   ARTICLE X.

                                  MISCELLANEOUS

        SECTION 10.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or similar teletransmission or writing) and shall be given to such party at its address or applicable teletransmission number set forth on Schedule 10.01, or such other address or applicable teletransmission number as such party may hereafter specify by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (iii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received, or (iv) if given by any other means (including, without limitation, by air courier), when delivered or received at the address specified in this Section; provided that notices to the Administrative Agent shall not be effective until received.

        SECTION 10.02. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or the other Credit Documents (other than Rate Protection Agreements and Cash Management Agreements), nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by the Borrower and all the Lenders do any of the following: (i) waive any of the conditions specified in Section 4.01,
(ii) increase the Commitments or other contractual obligations to the Borrower under this Agreement, (iii) reduce the principal of, or interest on, the Notes or any fees hereunder, (iv) postpone any date fixed for the payment in respect of principal of, or interest on, the Notes or any fees hereunder, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number or identity of Lenders which shall be required for the Lenders or any of them to take any action hereunder, (vi) agree to release any Credit Party from its obligations under the Guaranty Agreement or any of the Security Documents or release any Collateral with respect to a Credit Party, except (x) in connection with an Asset Sale permitted pursuant to Section 7.04(a), (b),
(c), (d) or (e). above or a Permitted Receivables Purchase Facility, where no consent of the Lenders shall be required for such release, (y) in connection with the incurrence of Indebtedness permitted pursuant to Sections 7.01(g) and 7.02(g), where the consent of the Super-Majority Lenders shall be required,
(vii) modify the definition of "Required Lenders" or "Super-Majority Lenders" or
(viii) modify this Section 10.02. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Borrower and the Administrative Agent, the Issuer or the Swingline Lender in addition to the Lenders required hereinabove to take such action, affect the rights or duties of the Administrative Agent, the Issuer or the Swingline Lender, respectively under this Agreement or under any other Credit Document.

        SECTION 10.03. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Administrative Agent, any Lender or any holder of a Note in exercising any right or remedy hereunder or under any other Credit Document, and no course of dealing between any Credit Party and the Administrative Agent, any Lender or the holder of any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent, any Lender or the holder of any Note would otherwise have. No notice to or demand on any Credit Party not required hereunder or under any other Credit Document in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Lenders or the holder of any Note to any other or further action in any circumstances without notice or demand.

        SECTION 10.04. PAYMENT OF EXPENSES, ETC. The Borrower shall:

                (i) pay all reasonable, out-of-pocket costs and expenses of the Administrative Agent in the administration (both before and after the execution hereof and including reasonable expenses actually incurred relating to advice of counsel as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of, and in connection with the preparation, execution and delivery of, preservation of rights under, enforcement of, and, after a Default or Event of Default, refinancing, renegotiation or restructuring of, this Agreement and the other Credit Documents and the documents and instruments referred to therein, and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees actually incurred and disbursements of counsel for the Administrative Agent), and in the case of enforcement of this Agreement or any Credit Document after an Event of Default, all such reasonable, out-of-pocket costs and expenses (including, without limitation, the reasonable fees actually incurred and disbursements of counsel), for any of the Lenders;

                (ii) subject, in the case of certain Taxes, to the applicable provisions of Section 3.07(b), pay and hold each Agent and the Lenders harmless from and against any and all present and future stamp, documentary, and other similar Taxes with respect to this Agreement, the Notes and any other Credit Documents, any Collateral, or any payments due thereunder, and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such Taxes;

                (iii) indemnify each Agent and each Lender, and their respective officers, directors, employees, representatives and agents from, and hold each of them harmless against, any and all costs, losses, liabilities, claims, damages or expenses incurred by any of them (whether or not any of them is designated a party thereto) (an "Indemnitee") arising out of or by reason of any investigation, litigation or other proceeding related to any actual or proposed use of the proceeds of any of the Loans or any Credit Party's entering into and performing of the Agreement, the Notes, or the other Credit Documents, including, without limitation, the reasonable fees actually incurred and disbursements of counsel (including foreign counsel) incurred in connection with any such investigation, litigation or other proceeding; provided, however, the Borrower shall not be obligated to indemnify any Indemnitee for any of the foregoing to the extent arising out of such Indemnitee's gross negligence or willful misconduct;

                (iv) In addition to amounts payable elsewhere provided in this Agreement, without duplication, indemnify, pay and save the Issuer harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and reasonable expenses (including reasonable attorney's fees and disbursements) which the Issuer may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit for the account of the Borrower, other than as a result of the gross negligence or willful misconduct of the Issuer; (ii) the failure of the Issuer to honor a drawing under any Letter of Credit due to any act or omission (whether rightful or wrongful) of any present or future de jure or de facto government or governmental authority; or (iii) any confirmation of any Letter of Credit obtained by the Issuer with the consent of the Borrower; and

                (v) without limiting the indemnities set forth above, indemnify each Indemnitee for any and all expenses and costs (including without limitation, remedial, removal, response, abatement, cleanup, investigative, closure and monitoring costs), losses, claims (including claims for contribution or indemnity and including the cost of investigating or defending any claim and whether or not such claim is ultimately defeated, and whether such claim arose before, during or after any Credit Party's ownership, operation, possession or control of its business, property or facilities or before, on or after the date hereof, and including also any amounts paid incidental to any compromise or settlement by the Indemnitee or Indemnitees to the holders of any such claim), lawsuits, liabilities, obligations, actions, judgments, suits, disbursements, encumbrances, liens, damages (including without limitation damages for contamination or destruction of natural resources), penalties and fines of any kind or nature whatsoever (including without limitation in all cases the reasonable fees actually incurred, other charges and disbursements of counsel in connection therewith) incurred, suffered or sustained by that Indemnitee based upon, arising under or relating to Environmental Laws based on, arising out of or relating to in whole or in part, the existence or exercise of any rights or remedies by any Indemnitee under this Agreement, any other Credit Document or any related documents.

If and to the extent that the obligations of the Borrower under this Section
10.04 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

        SECTION 10.05. RIGHT OF SETOFF. In addition to and not in limitation of all rights of offset that any Lender or other holder of a Note may have under applicable law, each Lender or other holder of a Note shall, upon the occurrence of any Event of Default and whether or not such Lender or such holder has made any demand or any Credit Party's obligations are matured, have the right to appropriate and apply to the payment of any Credit Party's obligations hereunder and under the other Credit Documents, and the Borrower, on behalf of each Credit Party, hereby grants to each Lender and other holder of a Note a continuing security interest in, all deposits of any Credit Party (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by such Lender or other holder to any Credit Party, whether or not related to this Agreement or any transaction hereunder. Each Lender shall promptly notify the Borrower of any offset hereunder.

        SECTION 10.06. BENEFIT OF AGREEMENT.

        (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that the Borrower may not assign or transfer any of its interest hereunder without the prior written consent of each Lender.

        (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender.

        (c) Each Lender may assign all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of any of its Commitments, Letter of Credit Obligations and the Loans at the time owing to it and the Notes held by it) to any Eligible Assignee; provided, however, that (i) the Administrative Agent and the Borrower must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) unless such assignment is to another Lender or an Affiliate of a Lender or, in the case of the Borrower, unless an Event of Default has occurred and is continuing, (ii) the amount of the Commitments or Loans or Letter of Credit Obligations, of the assigning Lender subject to each assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, if less, the assigning Lender's entire Commitment and Loans), and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a Note or Notes subject to such assignment and, unless such assignment is to an Affiliate of such Lender, a processing and recordation fee of $3,000. The Borrower shall not be responsible for such processing and recordation fee or any costs or expenses incurred by any Lender or the Administrative Agent in connection with such assignment. From and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, the assignee thereunder shall be a party hereto and to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement. Notwithstanding the foregoing, the assigning Lender must retain after the consummation of such Assignment and Acceptance, a minimum aggregate amount of Commitments, the Loans and the Letter of Credit Obligations, as the case may be, of $7,500,000 (unless the Lender is assigning its entire Commitment and Loans); provided, however, no such minimum amount shall be required with respect to any such assignment made at any time there exists an Event of Default hereunder. Within five (5) Business Days after receipt of the notice and the Assignment and Acceptance, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assignee in a principal amount equal to the applicable Commitments or Loans assumed by it pursuant to such Assignment and Acceptance and new Note or Notes to the assigning Lender in the amount of its retained Commitment or Commitments or Loans. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the date of the surrendered Note or Notes which they replace, and shall otherwise be in substantially the form attached hereto. Notwithstanding any other term of this Section, the agreement of the Swingline Lender to provide the Swingline Loans shall not impair or otherwise restrict in any manner the ability of the Swingline Lender to make any assignment of its Loans or commitments, it being understood and agreed that the Swingline Lender may terminate its Swingline Commitment, either in whole or in part, in connection with the making of any assignment.

        (d) Each Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, the Letter of Credit Obligations and the Loans owing to it and the Notes held by it); provided however, that (i) no Lender may sell a participation in its aggregate Commitments (after giving effect to any permitted assignment hereof) in an amount in excess of fifty percent (50%) of such aggregate Commitments; provided, however, sales of participations to an Affiliate of such Lender shall not be included in such calculation; provided, however, no such maximum amount shall be applicable to any such participation sold at any time there exists an Event of Default hereunder, (ii) such Lender's obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iv) the participating bank or other entity shall be entitled to all of the benefits of
Article III and Sections 6.07 and 10.05 of this Agreement as if it were a Lender, (v) the Borrower and the Administrative Agent and other Lenders shall continue to deal solely and directly with each Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents, and (vi) such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provisions of this Agreement except that such Lender may agree with any participating bank or other entity that it will not, without such participating bank's or other entity's consent, take any actions of the types described in clauses (ii), (iii), (iv), (v) or (viii) of Section
10.02. Any Lender selling a participation hereunder shall provide prompt written notice to the Borrower of the name of such participant.

        (e) Any Lender or participant may, in connection with the assignment or participation or proposed assignment or participation, pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower or the other Consolidated Companies furnished to such Lender by or on behalf of the Borrower or any other Consolidated Company. With respect to any disclosure of confidential, non-public, proprietary information, such proposed assignee or participant shall agree to use the information only for the purpose of making any necessary credit judgments with respect to this credit facility and not to use the information in any manner prohibited by any law, including without limitation, the securities laws of the United States. The proposed participant or assignee shall agree not to disclose any of such information except (i) to directors, employees, auditors or counsel to whom it is necessary to show such information, each of whom shall be informed of the confidential nature of the information, (ii) in any statement or testimony pursuant to a subpoena or order by any court, governmental body or other agency asserting jurisdiction over such entity, or as otherwise required by law (provided prior notice is given to the Borrower and the Administrative Agent unless otherwise prohibited by the subpoena, order or law), and (iii) upon the request or demand of any regulatory agency or authority with proper jurisdiction. The proposed participant or assignee, if it does not become a Lender or participant hereunder, shall further agree to return all documents or other written material and copies thereof received from any Lender, the Administrative Agent or the Borrower relating to such confidential information unless otherwise properly disposed of by such entity.

        (f) Any Lender may at any time assign all or any portion of its rights in this Agreement and the Notes issued to it to a Federal Reserve Bank; provided that no such assignment shall release the Lender from any of its obligations hereunder.

        (g) If (i) any Taxes referred to in Section 3.07(b) have been levied or imposed so as to require withholdings or deductions by the Borrower and payment by the Borrower of additional amounts to any Lender as a result thereof,
(ii) any Lender shall make demand for payment of increased costs or reduced rate of return pursuant to Section 3.10 or any Lender determines that LIBOR is unascertainable or illegal pursuant to Section 3.08 or Section 3.09, or any Lender makes a claim for increased costs or determines that its participation in any Letter of Credit is illegal pursuant to Section 3.10, or (iii) any Lender shall decline to consent to a modification or waiver of the terms of this Agreement or the other Credit Documents requested by the Borrower, then and in such event, upon request from the Borrower delivered to such Lender and the Administrative Agent, such Lender shall assign, in accordance with the provisions of Section 10.06(c), all of its rights and obligations under this Agreement and the other Credit Documents to another Lender or an Eligible Assignee selected by the Borrower, in consideration for the payment by such assignee to the Lender of the principal of, and interest on, the outstanding Loans accrued to the date of such assignment, and the assumption of such Lender's Commitment hereunder, together with any and all other amounts owing to such Lender under any provisions of this Agreement or the other Credit Documents accrued to the date of such assignment; provided, however, that if the Borrower shall exercise its rights under this Section 10.06 with respect to any Lender, it shall exercise in a substantially identical manner such rights as to all similarly affected Lenders.

        SECTION 10.07. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

        (a) EACH CREDIT DOCUMENT (OTHER THAN THE LETTERS OF CREDIT, TO THE EXTENT SPECIFIED BELOW AND EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN A CREDIT DOCUMENT) WILL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO LAWS OR RULES ARE DESIGNATED, THE INTERNATIONAL STANDBY PRACTICES (ISP98--INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NUMBER 590 (THE "ISP RULES")) AND, AS TO MATTERS NOT GOVERNED BY THE ISP RULES, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

        (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE CREDIT DOCUMENTS. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER CREDIT DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, EACH LENDER, THE SWINGLINE LENDER AND THE ISSUER ENTERING INTO THE CREDIT DOCUMENTS.

        (c) THE BORROWER HEREBY IRREVOCABLY DESIGNATES UNITED STATES CORPORATION COMPANY AS ITS DESIGNEE, APPOINTEE AND LOCAL AGENT TO RECEIVE, FOR AND ON BEHALF OF THE BORROWER,

SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE NOTES OR ANY DOCUMENT RELATED THERETO. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH LOCAL AGENT WILL BE PROMPTLY FORWARDED BY SUCH LOCAL AGENT AND BY THE SERVER OF SUCH PROCESS BY MAIL TO THE BORROWER AT ITS ADDRESS SET FORTH IN SCHEDULE 10.01, BUT THE FAILURE OF THE BORROWER TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.

        (d) Nothing herein shall affect the right of the Administrative Agent, any Lender, any holder of a Note or any Credit Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

        SECTION 10.08. INDEPENDENT NATURE OF LENDERS' RIGHTS. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights pursuant to this Agreement and its Notes, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

        SECTION 10.09. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

        SECTION 10.10. EFFECTIVENESS; SURVIVAL.

        (a) This Agreement shall become effective on the date on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent pursuant to Section 10.01 or, in the case of the Lenders, shall have given to the Administrative Agent written or telex notice (actually received) that the same has been signed and mailed to them.

        (b) The obligations of the Borrower under Sections 3.07(b), 3.10, 3.12, 3.13, 10.04 and 10.05 hereof shall survive the payment in full of the Notes and all other Obligations. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement, the other Credit Documents, and such other agreements and documents, the making of the Loans hereunder, and the execution and delivery of the Notes.

        SECTION 10.11. SEVERABILITY. In case any provision in or obligation under this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

        SECTION 10.12. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

        SECTION 10.13. CHANGE IN ACCOUNTING PRINCIPLES, FISCAL YEAR OR TAX LAWS. If (i) any preparation of the financial statements referred to in Section 6.07 hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) (other than changes mandated by FASB 106) result in a material change in the method of calculation of financial covenants, standards or terms found in this Agreement, (ii) there is any change in the Borrower's Fiscal Quarter or Fiscal Year, or (iii) there is a material change in federal tax laws which materially affects any of the Consolidated Companies' ability to comply with the financial covenants, standards or terms found in this Agreement or any such event referred to in clause (i) through (iii) above no longer makes such financial covenants, standards or terms comparable to those existing on the Effective Date, the Borrower and the Required Lenders agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating any of the Consolidated Companies' financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

        SECTION 10.14. HEADINGS DESCRIPTIVE; ENTIRE AGREEMENT. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. This Agreement, the other Credit Documents, and the agreements and documents required to be delivered pursuant to the terms of this Agreement constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements, representations and understandings related to such subject matters.

        SECTION 10.15. REFERENCES TO EXISTING LOAN AGREEMENT. All references to the Existing Loan Agreement in the "Credit Documents" (as defined in the Existing Loan Agreement) or in any other documents delivered in connection with the Existing Loan Agreement shall be deemed to refer to this Agreement.

                                   Schedule 1

                                   Commitments
                                   -----------


Lender                                                         Commitment      Pro Rata Share
------                                                         ----------      --------------
The Bank of Nova Scotia                                        $28,500,000          9.5%
Bank One, Michigan                                             $28,500,000          9.5%
SunTrust Bank                                                  $28,500,000          9.5%
Comerica Bank                                                  $24,000,000          8.0%
The Bank of New York                                           $21,000,000          7.0%
Harris Trust and Savings Bank                                  $21,000,000          7.0%
PNC Bank, National Association                                 $21,000,000          7.0%
The Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch             $15,000,000          5.0%
Bankers Trust Company                                          $15,000,000          5.0%
Fleet National Bank                                            $15,000,000          5.0%
The Fuji Bank, Limited                                         $15,000,000          5.0%
KeyBank National Association                                   $15,000,000          5.0%
The Dai-Ichi Kangyo Bank, Ltd.                                 $11,250,000          3.75%
DG Bank Deutsche Genossenschaftsbank AG                        $11,250,000          3.75%
Michigan National Bank                                         $11,250,000          3.75%
National City Bank                                             $11,250,000          3.75%
Landesbank Saar Girozentrale                                   $7,500,000           2.5%

TOTAL                                                         $300,000,000          100%

                                  Schedule 1.01
                                  -------------


                                  PRICING GRID



  -------------------------------------------------------------------------------------


     FUNDED DEBT/     APPLICABLE       BASE                 APPLICABLE
     CONSOLIDATED       MARGIN      RATE MARGIN           COMMITMENT FEE
        EBITDA                                             PERCENTAGE

  -------------------------------------------------------------------------------------
  Greater than or
  equal to 4.00        3.0000%           2.000%                0.500%

  -------------------------------------------------------------------------------------

  Greater than or
  equal to 3.50 and
  less than 4.00       2.750%            1.750%                0.500%

  -------------------------------------------------------------------------------------

  Greater than or
  equal to 3.00 and
  less than 3.50       2.500%            1.500%                0.500%

  -------------------------------------------------------------------------------------

  Greater than or
  equal to 2.50 and
  less than 3.00       2.250%            1.250%                0.500%

  -------------------------------------------------------------------------------------

  Less than 2.50       2.000%            1.000%                0.500%

  =====================================================================================



                                      S-2